CREDIT AGREEMENT

                            Dated as of June 30, 2000

                                      among

 VIDEO SERVICES CORPORATION, A DELAWARE CORPORATION, AND EACH OF THE DIRECT AND
  INDIRECT SUBSIDIARIES OF VIDEO SERVICES CORPORATION DESIGNATED AS "BORROWERS"
                         IN THE SIGNATURE PAGES HERETO,

                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                            THE LENDERS PARTY HERETO,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                  as Term Agent

                                       and

                              Administrative Agent

                                       and

                          KEYBANK NATIONAL ASSOCIATION,

                                as Revolver Agent

                                TABLE OF CONTENTS

                                                                           Page

1.  AMOUNT AND TERMS OF CREDIT..............................................2

   1.1   Credit Facilities..................................................2

   1.2   Letters of Credit..................................................6

   1.3   Prepayment.........................................................7

   1.4   Use of Proceeds...................................................10

   1.5   Interest and Applicable Margins...................................10

   1.6   Cash Management Systems...........................................14

   1.7   Fees..............................................................14

   1.8   Receipt of Payments...............................................15

   1.9   Application and Allocation of Payments............................15

   1.10  Loan Accounts and Accounting......................................16

   1.11  Indemnity.........................................................17

   1.12  Access............................................................18

   1.13  Taxes.............................................................19

   1.14  Capital Adequacy; Increased Costs; Illegality.....................20

   1.15  Single Loan.......................................................21

   1.16  Pro Rata Treatment................................................21

   1.17  Non-Receipt Of Funds By Applicable Agent..........................21

   1.18  Sharing Of Payments, Etc....... ..................................22

   1.19  Settlement Procedures.............................................23

2.  CONDITIONS PRECEDENT...................................................25

   2.1   Conditions to the Initial Loans...................................25

   2.2   Further Conditions to Each Loan...................................26

3.  REPRESENTATIONS AND WARRANTIES.........................................27

   3.1   Corporate Existence; Compliance with Law..........................27

   3.2   Executive Offices; FEIN...........................................28

   3.3   Corporate Power, Authorization, Enforceable Obligations...........28

   3.4   Financial Statements and Projections..............................28

   3.5   Material Adverse Effect...........................................29

   3.6   Ownership of Property; Liens......................................30

   3.7   Labor Matters.....................................................30

   3.8   Ventures, Subsidiaries and Affiliates; Outstanding Stock and
         Indebtedness......................................................31

   3.9   Government Regulation.............................................31

   3.10  Margin Regulations................................................31

   3.11  Taxes.............................................................32

   3.12  ERISA.............................................................32

   3.13  No Litigation.....................................................33

   3.14  Brokers...........................................................33

   3.15  Intellectual Property.............................................33

   3.16  Full Disclosure...................................................33

   3.17  Environmental Matters.............................................34

   3.18  Insurance.........................................................35

   3.19  Deposit and Disbursement Accounts.................................35

   3.20  Government Contracts..............................................35

   3.21  Customer and Trade Relations......................................35

   3.22  Agreements and Other Documents....................................35

   3.23  Solvency..........................................................35

   3.24  Year 2000 Representations.........................................36

   3.27  Subordinated Debt.................................................36

   3.27  FCC Compliance....................................................36

4.  FINANCIAL STATEMENTS AND INFORMATION...................................37

   4.1   Reports and Notices...............................................37

   4.2   Communication with Accountants....................................37

5.  AFFIRMATIVE COVENANTS..................................................37

   5.1   Maintenance of Existence and Conduct of Business..................37

   5.2   Payment of Obligations............................................38

   5.3   Books and Records.................................................38

   5.4   Insurance; Damage to or Destruction of Collateral.................38

   5.5   Compliance with Laws..............................................40

   5.6   Supplemental Disclosure...........................................40

   5.7   Intellectual Property.............................................41

   5.8   Environmental Matters.............................................41

   5.9   Landlords' Agreements, Mortgagee Agreements and Bailee Letters....41

   5.10  Interest Rate/Currency Fluctuations Protection....................42

   5.11  Further Assurances................................................42

   5.12  Agreements With Management........................................42

6.  NEGATIVE COVENANTS.....................................................43

   6.1   Mergers, Subsidiaries, Etc........................................43

   6.2   Investments; Loans and Advances...................................44

   6.3   Indebtedness......................................................44

   6.4   Employee Loans and Affiliate Transactions.........................45

   6.5   Capital Structure and Business....................................46

   6.6   Guaranteed Indebtedness...........................................46

   6.7   Liens.............................................................46

   6.8   Sale of Stock and Assets..........................................47

   6.9   ERISA.............................................................47

   6.10  Financial Covenants...............................................47

   6.11  Hazardous Materials...............................................48

   6.12  Sale-Leasebacks...................................................48

   6.13  Cancellation of Indebtedness......................................48

   6.14  Restricted Payments...............................................48

   6.15  Change of Corporate Name or Location; Change of Fiscal Year.......48

   6.16  No Impairment of Intercompany Transfers...........................49

   6.17  No Speculative Transactions.......................................49

   6.18  Leases............................................................49

   6.19  Changes Relating to Subordinated Debt.............................49

   6.20  Credit Parties Other Than Borrowers...............................49

   6.21  Limitation On Capital Expenditures................................49

7.  Term...................................................................50

   7.1   Termination.......................................................50

   7.2   Survival of Obligations Upon Termination of Financing Arrangement.50

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES.................................50

   8.1   Events of Default.................................................50

   8.2   Remedies..........................................................53

   8.3   Waivers by Credit Parties.........................................54

9.  ASSIGNMENTS AND PARTICIPATIONS.........................................54

   9.1   Assignments And Participations....................................54

10.  SUCCESSORS AND ASSIGNS................................................56

   10.1  Successors and Assigns............................................56

11.  MISCELLANEOUS.........................................................56

   11.1  Complete Agreement; Modification of Agreement.....................56

   11.2  Amendments and Waivers............................................57

   11.3  Fees and Expenses.................................................57

   11.4  No Waiver.........................................................58

   11.5  Remedies..........................................................59

   11.6  Severability......................................................59

   11.7  Conflict of Terms.................................................59

   11.8  Confidentiality...................................................59

   11.9  GOVERNING LAW.....................................................60

   11.10 Notices............ ..............................................61

   11.11 Section Titles....................................................61

   11.12 Counterparts......................................................61

   11.13 WAIVER OF JURY TRIAL..............................................61

   11.14 Press Releases....................................................62

   11.15 Reinstatement.....................................................62

   11.16 Advice of Counsel.................................................62

   11.17 No Strict Construction............................................62

12. AGENTS.................................................................62

   12.1  Appointment, Powers And Immunities................................62

   12.2  Reliance By Agents................................................63

   12.3  Defaults..........................................................63

   12.4  Rights As A Lender................................................64

   12.5  Indemnification...................................................64

   12.6  Non-Reliance On Agents And Other Lenders..........................64

   12.7  Failure To Act....................................................65

   12.8  Resignation Of Agents.............................................65

   12.9  Consents Under Loan Documents.....................................66

   12.10 Collateral Matters................................................66

13.  CROSS-GUARANTY........................................................66

   13.1  Cross-Guaranty....................................................66

   13.2  Waivers by Borrowers..............................................67

   13.3  Benefit of Guaranty...............................................67

   13.4  Subordination of Subrogation, Etc.................................68

   13.5  Election of Remedies..............................................68

   13.6  Limitation........................................................68

   13.7  Contribution with Respect to Guaranty Obligations.................69

   13.8  Liability Cumulative..............................................70

                INDEX OF APPENDICES

Exhibit 1.1(a)(i)        -        Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)       -        Form of Revolving Note
Exhibit 1.1(b)           -        Form of Term Note
Exhibit 1.1(c)(i)        -        Form of Notice of SCIL Loan Advance
Exhibit 1.1(c)(ii)       -        Form of SCIL Note
Exhibit 1.4(e)           -        Form of Notice of Conversion
Exhibit 1.5(e)           -        Form of Notice of Revolving Credit Advance
                                  Conversion
Exhibit A-1              -        Form of Intercreditor Agreement
Exhibit 9.1(b)           -        Form of Assignment Agreement
Schedule 1.3             -        Sources and Uses; Funds Flow Memorandum
Schedule 3.2             -        Executive Offices; FEIN
Schedule 3.4(a)          -        Financial Statements
Schedule 3.4(b)          -        Pro Forma
Schedule 3.4(c)          -        Projections
Schedule 3.4(d)          -        Fair Salable Balance Sheet
Schedule 3.6             -        Real Estate and Leases
Schedule 3.7             -        Labor Matters
Schedule 3.8             -        Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock and Indebtedness
Schedule A-1             -        Existing Letters of Credit
Schedule 3.11            -        Tax Matters
Schedule 3.12            -        ERISA Plans
Schedule 3.13            -        Litigation
Schedule 3.15            -        Intellectual Property
Schedule 3.17            -        Hazardous Materials
Schedule 3.18                     Insurance
Schedule 3.19            -        Deposit and Disbursement Accounts
Schedule 3.20            -        Government Contracts
Schedule 3.22            -        Material Agreements
Schedule 5.1             -        Trade Names
Schedule 6.3             -        Indebtedness
Schedule 6.4(a)          -        Transactions with Affiliates
Schedule 6.4(c)          -        Compensation Levels
Schedule 6.7             -        Existing Liens
Schedule 6.2             -        Permitted Investments
Schedule 6.18            -        Existing Leases
Schedule 6.20            -        Credit Parties Other Than Borrower
Annex A (Recitals)       -        Definitions
Annex B (Section 1.2)    -        Letters of Credit
Annex C (Section 1.5)    -        Cash Management System
Annex D (Section 2.1(a)) -        Schedule of Additional Closing Documents
Annex E (Section 4.1(a)) -        Financial Statements and Projections-Reporting
Annex F (Section 4.1(b)) -        Collateral Reports
Annex G (Section 6.10)   -        Financial Covenants
Annex H (Section 11.10)  -        Notice Addresses

         CREDIT AGREEMENT, dated as of June 30, 2000 among Video Services Corporation, a Delaware corporation ("VSC"), and each of its direct and indirect subsidiaries designated as "Borrowers" on the signature pages of this Agreement (each of VSC and such entities are collectively referred to herein as "Borrowers" and each individually as a "Borrower"), the other credit parties signatory hereto ("Credit Parties"), each of the lenders signatory hereto and those Persons who become lenders in accordance with the terms and conditions hereof (each, a "Lender" and collectively, "Lenders"), General Electric Capital Corporation, a New York corporation ("GE Capital" or, as administrative and term agent for the Lenders, as the context requires, together with its successors in each of such capacities, "Term Agent") and KeyBank National Association, as revolver agent for the applicable Lenders (together with its successors in such capacity, "Revolver Agent;" and each of Term Agent and Revolver Agent, an "Agent," and collectively "Agents").

                                    RECITALS

         WHEREAS, Borrowers desire that Lenders extend revolving and term credit facilities to Borrowers of up to $55,000,000 in the aggregate for the Qualified Purposes; and

         WHEREAS, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount for such Qualified Purposes in accordance with the terms and conditions set forth herein and in the other Loan Documents; and

         WHEREAS, Borrowers desire to secure all of their obligations under this Agreement and the other Loan Documents by granting to Term Agent for the benefit of Lender Group security interests in and Liens upon all of their existing and after-acquired personal and real property; and

         WHEREAS, Guarantors are willing to guaranty all of the obligations of Borrowers, and each Borrower is willing to guaranty all of the obligations of each other Borrower, to Agents and Lenders under this Agreement and the other Loan Documents; and

         WHEREAS, VSC is willing to pledge to Term Agent for the benefit of Lender Group all of the capital stock of each Subsidiary of VSC or other Person with respect to which VSC owns Stock to secure the Obligations; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A; and

         WHEREAS, all Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and, taken together with this Agreement including the foregoing Recitals, shall constitute but a single agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.1      Credit Facilities.

                  (a) Revolving  Credit  Facility.  (i) Subject to the terms and conditions hereof, until the applicable Commitment Termination Date each of the applicable Lenders severally agrees to make advances available (each, a "Revolving Credit Advance" and collectively, the "Revolving Credit Advances") from time to time in an aggregate principal amount outstanding at any time up to but not exceeding the Revolving Loan Commitment of such applicable Lender, less such Lender's pro rata share (based on the Revolving Loan Commitments) of the aggregate Letter of Credit Obligations outstanding at such time. The aggregate amount of Revolving Credit Advances outstanding at any time shall not exceed the aggregate Revolving Loan Commitments, less the aggregate Letter of Credit Obligations then outstanding. Until the applicable Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, however, that (x) Borrowers shall not obtain Revolving Credit Advances, make any conversions contemplated in Section 1.5(e)(ii), or voluntarily prepay the Revolving Loan, or any part thereof, more than two times in any week for all such transactions, and (y) the aggregate amount of the Revolving Credit Advances requested by Borrowers at any one time shall equal no less than $500,000 or an integral multiple of $100,000 in excess thereof. Each Revolving Credit Advance shall be made on notice (each, a "Notice of Revolving Credit Advance") by Borrower Representative on behalf of the applicable Borrower to each Agent and, subject to the terms and conditions of this Agreement, including, without limitation, Section 1.19, on the date specified in each such Notice of Revolving Credit Advance for each such borrowing, each of the applicable Lenders shall make available the amount of Revolving Credit Advance(s) to be made by it on such date to Revolver Agent or to such account of Revolver Agent as Revolver Agent may designate, in immediately available funds, for the account of the applicable Borrower. Each such Notice of Revolving Credit Advance must be given no later than 12:00 noon (New York time) on the date which is three Business Days prior to the proposed Revolving Credit Advance. Each such Notice of Revolving Credit Advance must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit, and such other information as may be required by Revolver Agent.

                         (ii).....Each  Borrower  shall  execute  and deliver to
Term Agent for delivery to each Lender having a Revolving Loan Commitment a note (totaling the initial aggregate Revolving Loan Commitments) to evidence the aggregate Revolving Loan Commitments. Each note shall be dated the Closing Date and shall be substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, "Revolving Notes"). Each Revolving Note shall represent the obligation of each Borrower to pay the amount of the aggregate Revolving Loan Commitments or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the applicable Lender to such Borrower, together with interest thereon as prescribed in Section 1.5. Each of the Borrowers under this Agreement shall be jointly and severally liable as co-borrowers  with each other  Borrower for the aggregate  Revolving  Loan.  The entire unpaid balance of the aggregate Revolving Loan and all other noncontingent Obligations shall be immediately due and payable in full, in immediately available funds, on the earlier of (A) 39 months after the Closing Date, and (B) the date of termination, pursuant to Section 8.2(b), of Lenders' obligations to permit existing Revolving Loans to remain outstanding.

                  (b) Term Loans. Subject to the terms and conditions hereof, each applicable Lender severally agrees to make term loans on the Closing Date
(A) to Borrowers ("Term Loan A") in the original principal amount equal to the Term Loan A Commitment of such Lender; (B) to Borrowers ("Term Loan B" and, together with Term Loan A, "Term Loans" and each individually, a "Term Loan") in the original principal amount equal to the Term Loan B Commitment of such Lender. Upon payment of the Term Loans, or any portion thereof, the principal amount so repaid may not be reborrowed. Each such Term Loan made by each applicable Lender shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each, a "Term Note" and, collectively, the "Term Notes"), and each Borrower shall execute and deliver its respective Term Notes to Term Agent for delivery to the applicable Lenders. Each Term Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Term Loans made to such Borrower, together with interest thereon as prescribed in Section 1.5.

                         (i)......Borrowers  shall pay the  principal  amount of
Term Loan A in thirteen consecutive quarterly installments commencing on July 1, 2000 and on the first day of each three month period thereafter, all such payments to be made as follows:

                           Principal Amount
                           ----------------
Payment  Date                                   Payable on Each Payment Date
-------------                                   ----------------------------
July 1, 2000 and on the first day of                  $  1,000,000
each three month period  thereafter
through and including April 1,2003

July 1, 2003                                    Remaining principal balance

                         (ii).....Borrowers  shall pay the  principal  amount of
Term Loan B in twenty-one consecutive quarterly installments commencing on July 1, 2000 and on the first day of each three month period thereafter (or the nearest day thereto which is the last day of the applicable LIBOR Period), all such payments to be made as follows:

                           Principal Amount
                           ----------------
Payment Date                                    Payable on Each Payment Date
------------                                    ----------------------------
July 1, 2000 and on the first day of                  $    112,500
each three month period thereafter
through and including July 1, 2003

October 1, 2003 and January 2, 2004                   $    500,000

April 1, 2004                                         $  1,000,000

July 1, 2004 and on the first day of                  $  1,250,000
each three month period thereafter
through and including April 1, 2005

July 1, 2005                                    Remaining principal balance

                         (iii)....Notwithstanding  the foregoing clauses (i) and
(ii), the aggregate outstanding principal balance of each of Term Loan A and Term Loan B shall be due and payable in full in immediately available funds on the applicable Commitment Termination Date, if not sooner paid in full.

                  (c) SCIL  Loans.

                         (i) Subject to the terms and conditions hereof, each of
the applicable Lenders severally agrees to make advances available (each, a "SCIL Loan Advance") from time to time until the applicable Commitment Termination Date in an aggregate principal amount outstanding at any time up to but not exceeding the SCIL Loan Commitment of such applicable Lender; provided, however, that on the Closing Date Borrower Representative, on behalf of the applicable Borrowers, shall only be entitled to request SCIL Loan Advances up to an aggregate principal amount of $5,000,000, and thereafter until the applicable Commitment Termination Date, Borrower Representative, on behalf of the applicable Borrowers, shall only be entitled to request SCIL Loan Advances in amounts and at the times corresponding to the required scheduled payments of interest and principal under the Subordinated Notes, or any prepayment thereof, to the extent such interest and principal has actually been paid in cash by the applicable Borrower within one (1) year prior to the date of the making of the request SCIL Advance. Upon payment of the SCIL Loan Advance(s), or any portion thereof, the principal amount so repaid may not be reborrowed. Each SCIL Loan Advance shall be made on notice (each, a "Notice of SCIL Loan Advance") by Borrower Representative on behalf of the applicable Borrower to Term Agent and, on the date specified in each such Notice of SCIL Loan Advance for each such borrowing, each of the applicable Lenders shall make available the amount of SCIL Loan Advance(s) to be made by it on such date to Term Agent or to such account of Term Agent as Term Agent may designate, in immediately available funds, for the account of the applicable Borrower. Each Notice of SCIL Loan Advance must be given no later than 12:00 noon (New York time) on the date which is three Business Days prior to the proposed SCIL Loan Advance. Each such Notice of SCIL Loan Advance must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(c)(i), and shall include the information required in such Exhibit and such other information as may be required by Term Agent.

                         (ii).....Each SCIL Loan Advance made by each applicable
Lender  shall be  evidenced  by a  separate  note  substantially  in the form of
Exhibit 1.1(c)(ii) (each, a "SCIL Note" and, collectively, "SCIL Notes"), and each applicable Borrower shall execute and deliver its respective SCIL Notes to Term Agent for delivery to the applicable Lenders on or prior to the date of the requested SCIL Loan Advance. Each SCIL Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable SCIL Loan Advances made by the applicable SCIL Lender to such Borrower, together with interest thereon as prescribed in Section 1.5.

                         (iii)....Borrowers  shall pay the  principal  amount of
the SCIL Loans in 20 consecutive equal quarterly installments commencing on July 1, 2000 and on the first day of each three month period thereafter (or the nearest day thereto which is the last day of the applicable LIBOR Period) as follows:

                           Principal Amount
                           ----------------

Payment Date                                   Payable on Each Payment Date
------------                                   ----------------------------
July 1, 2000 and on the first day of      $    25,000
each three month period thereafter
through and including April 1, 2005

July 1, 2005 and on the first day of      1/4 of 50% of the remaining principal
each three month period thereafter               balance as of July 1, 2005
through and including April 1, 2006

July 1, 2006 and on the first day of      1/4 of 50% of the remaining principal
each three month period thereafter               balance as of July 1, 2006
through and including April 1, 2007

                         (iv)  ....Notwithstanding  the foregoing  clause (iii),
the aggregate outstanding principal balance of all SCIL Loan Advances shall be due and payable in full in immediately available funds on the applicable Commitment Termination Date if not sooner paid in full.

                  (d) Reliance on Notices; Appointment of Borrower Representative. Each Agent and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit
Advance, Notice of SCIL Loan Advance, Notice of Conversion or similar notice believed by any such Agent or Lender, as the case may be, to be genuine. Each Agent and each Lender may assume that each Person executing and delivering such a notice was duly authorized to execute and deliver such notice, unless the responsible individual acting thereon for such Agent or such Lender has actual knowledge to the contrary. Each Borrower hereby designates VSC ("Borrower Representative") as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances, Notices of SCIL Loan Advances and Notices of Conversion, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting the issuance of Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Each Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                 (e) Non-Funding Lenders. The failure of any Lender (each such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance, including, without limitation, in respect of a Letter of Credit Obligation, or SCIL Loan Advance required to be made by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligation to make its Revolving Credit Advance or SCIL Loan Advance on such date; but no Other Lender nor either Agent (except solely to the extent such Agent is a Non-Funding Lender) shall be responsible for the failure of any Non-Funding Lender to make any Revolving Credit Advance or SCIL Loan Advance, and no Non-Funding Lender shall have any obligation to either Agent or any Other Lender by reason of any such failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, unless and until a Non-Funding Lender has cured all funding defaults hereunder, such Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document nor have any right to the Applicable Unused Line Fee Margin. Notwithstanding anything to the contrary in this Agreement, each Lender hereby agrees with each other Lender that no Lender shall exercise any remedies or take any action to protect or enforce its rights arising out of or relating to this Agreement, any of the Notes or any of the other Loan Documents (including exercising any rights of offset) without first obtaining the prior written consent of Applicable Agent and Required Lenders, it being the agreement of Lenders that any remedies or such action to protect or enforce rights under this Agreement, any of the Notes or any of the other Loan Documents shall be taken in concert and at the direction or with the consent of Applicable Agent and Required Lenders and not independently by a single Lender. Notwithstanding the foregoing, any Lender may enforce its right to receive any amount due and unpaid under any Note held by such Lender, but may not unilaterally exercise any other rights under the Loan Documents.

         1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and each Lender agrees to incur, Letter of Credit Obligations in respect of each Borrower.

         1.3 Prepayment.

                  a) Voluntary Prepayments. Borrowers may at any time on at least five days' prior written notice by Borrower Representative to Applicable Agent (i) voluntarily prepay all or part of the Loans other than the Revolving Loan, provided that such payments are applied in the manner set forth in Section 1.3(c), or (ii) voluntarily reduce the Revolving Loans or the Revolving Loan Commitments; provided, however, that (a) any such partial prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $250,000, in excess of such amount and (b) the Revolving Loan Commitment shall not be reduced to an amount less than one hundred and five percent (105%) of the L/C Sublimit. In addition, Borrowers may at any time on at least ten days' prior written notice by Borrower Representative to Applicable Agent terminate the Revolving Loan Commitment; provided, however, that upon such termination of the Revolving Loan Commitment (or upon any reduction of the Revolving Loan Commitment below the aggregate amount of $8,000,000), all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitments must be accompanied by the payment of the fee required by Section 1.7(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.11(b). Upon any such repayment and reduction or termination of the Revolving Loan Commitments, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, as the case may be, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of the Term Loans made by or on behalf of any Borrower shall be applied to prepay the scheduled installments of such Borrower's Term Loans in inverse order of maturity.

                  (b) Mandatory Prepayments.

                         (i)......If at any time the outstanding  balance of any
Loan exceeds the aggregate Commitments in respect of such Loan, Borrowers shall immediately repay the aggregate outstanding amount of such Loan to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

                         (ii)....Immediately upon receipt by any Credit Party of
proceeds of any asset disposition (including condemnation proceeds and any Allowed Sale, but excluding proceeds of asset dispositions permitted by Section
6.8 or proceeds of asset dispositions to the extent used to purchase replacement assets within 120 days of the applicable asset disposition), Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) the amount necessary to discharge any Liens on such asset that are senior to the Liens created under the Loan Documents (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                         (iii)......If  any Borrower or any  Subsidiary  thereof
issues (A) Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans in an amount equal to 50% of such proceeds, or (B) debt securities (other than (x) debt incurred under Section 6.3(a)(i) and (iv), and (y) Intercompany Notes otherwise permitted under this Agreement), no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans in an amount equal to 100% of such proceeds, in each case, net of underwriting discounts and commissions and other reasonable costs, fees and expenses actually paid to non-Affiliates in connection therewith. Each such prepayment shall be applied in accordance with clause (c) below.

                         (iv).....Until  the Termination  Date,  Borrowers shall
prepay the Obligations on the earlier of the date which is ten days after (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to 50% of Excess Cash Flow for the immediately preceding Fiscal Year. Each prepayment from Excess Cash Flow paid pursuant to this clause (iv) shall be allocated to each Borrower's Obligations based upon such Borrower's relative contribution to Excess Cash Flow and shall be applied in accordance with clause (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief accounting officer certifying the manner in which Excess Cash Flow, the resulting prepayment, and the method of allocation to each Borrower's Obligations were calculated, which certificate shall be in form and substance satisfactory to Term Agent.

                  (c) Application of Prepayments. Except as otherwise provided in Section 1.9: (i) each prepayment by a Borrower made under this Agreement shall be applied first to the Loans and related Obligations extended to such Borrower in the order set forth in this Subsection 1.9(c) 1.3(c), and thereafter to the Loans extended to the other Borrowers, pro rata in accordance with clause
(ii) below, or to such Loans of such Borrowers as the Agent, with the consent of all Lenders, shall direct; and (ii) all such prepayments as to any Borrower shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to Fees and reimbursable expenses of Lenders then due and payable pursuant to any of the Loan Documents; third, to interest then due and payable on Term Loan A; fourth, to pay the scheduled principal installments of Term Loan A in inverse order of maturity until such Loan shall have been prepaid in full; fifth, to interest then due and payable on Term Loan B; sixth, to pay the scheduled principal installments of Term Loan B in inverse order of maturity until such Loan shall have been prepaid in full; seventh, to interest then due and payable on the Revolving Loan; eighth, to the principal balance of the Revolving Loan until the same shall have been paid in full; ninth, to any Letter of Credit Obligations of Borrowers whether under this Agreement, or otherwise, to provide cash collateral in respect of Letter of Credit Obligations in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; tenth, to interest then due and payable on the SCIL Loan; and eleventh, to the principal balance obligations of the SCIL Loan until the same shall have been paid in full. The Term Loan A Commitment, the SCIL Loan Commitment, and the Term Loan B Commitment, as the case may be, shall be permanently reduced by the amount of each such prepayment. The Revolving Loan Commitments shall not be permanently reduced by the amount of any such prepayments, unless Borrower Representative on behalf of Borrowers gives notice that Borrowers are electing to permanently reduce the applicable Commitment in connection with the applicable prepayment. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, each applicable Lender that has a Term Loan A Commitment may, at any such Lender's option, irrevocably forego the aforereferenced prepayment with respect to Term Loan A and, in such event, any such foregone prepayment shall be applied to the other portions of Term Loan A held by Lenders not electing to forego such prepayment ratably in accordance with the outstanding principal amount of Term Loan A held by such Lenders respectively. If all Lenders having Term Loan A Commitments elect to forego prepayment or if such prepayments are in excess of the aggregate accrued interest and outstanding principal amount of Term Loan A, any such foregone prepayments or excess amounts shall be applied, subject to the rights of Lenders holding Term Loan B Commitments to forego prepayments on Term Loan B as hereafter set forth, to Term Loan B ratably in accordance with the outstanding principal amounts held by the applicable Lenders. Each applicable Lender that has a Term Loan B Commitment may, at any such Lender's option, irrevocably forego the aforereferenced prepayment with respect to Term Loan B and, in such event, any such foregone prepayment shall be applied to the other portions of Term Loan B held by Lenders not electing to forego such prepayment ratably in accordance with the outstanding principal amount of Term Loan B held by such Lenders. If all Lenders having Term Loan B Commitments elect to forego prepayment or if such prepayments are in excess of the aggregate accrued interest and outstanding principal amount of Term Loan B, any such foregone prepayments or excess amounts shall be applied to the Revolving Loan and the SCIL Loan and outstanding Advances in the order set forth in clauses seventh, eighth, ninth and tenth of this Section 1.3(c). Any applicable Lender may notify Term Agent and Borrower Representative of its election to irrevocably forego its share of any of the aforementioned prepayments, in which event such notice shall be effective until such Lender notifies Term Agent and Borrower Representative to the contrary. Any applicable Lender that wishes to decline receipt of its share of any such prepayment pursuant to this Section 1.3(c) shall promptly, and in any event no later than 2:00 p.m. (New York time) on the date following receipt of its notice of such prepayment, notify Term Agent and Borrower Representative of such election. Any applicable Lender that has not provided notice pursuant to one of the two preceding sentences prior to the 2:00 p.m. (New York time) deadline shall be assumed to have elected to accept such prepayment. Term Agent shall promptly provide, to all such applicable electing Lenders, notice of the principal amount of the Term Loans that such Lenders have elected to decline.


                  (d)  Application  of  Prepayments  from  Insurance   Proceeds.
Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied in accordance with clause (c) above.

                  (e) Nothing in this Section 1.3 shall be construed to constitute any Agent's or any Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.4 Use of Proceeds. Borrowers shall utilize the proceeds of (i) the Term Loans and, to the extent necessary, the Revolving Loan (and any Letter of Credit issued pursuant to this Agreement) solely for the Refinancing (and to pay any related transaction expenses), and (ii) thereafter, the Revolving Loan, for the financing of Borrowers' ordinary working capital and general corporate needs (but excluding in any event (A) the prepayment of all or any portion of the Subordinated Debt, and (B) the making of any Restricted Payment not specifically permitted by Section 6.14) and the proceeds of the SCIL Loan for the Refinancing (and to pay any related transaction expenses) and to make or finance or refinance (but only the extent permitted under this Agreement) scheduled cash payments of interest and principal as required under the Subordinated Notes, or to prepay, in whole or in part, the principal of the Subordinated Debt (the aforementioned permitted uses of proceeds, collectively, the "Qualified Purposes"). Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

         1.5  Interest and Applicable Margins.

                  (a) Borrowers shall pay interest to Applicable Agent for the account of Lenders, in arrears on each applicable Interest Payment Date via electronic funds, at the following rates: (i) with respect to the Revolving Credit Advances, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, or at the Index Rate plus the Applicable Revolver Index Margin per annum if Borrower Representative on behalf of the applicable Borrowers elects to convert the Revolving Credit Advances to an Index Rate Loan pursuant to and in accordance with Section 1.5(e), (ii) with respect to Term Loan A, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum, or at the Index Rate plus the Applicable Term Loan A Index Margin per annum if Borrower Representative on behalf of the applicable Borrowers elects to convert Term Loan A to an Index Rate Loan pursuant to and in accordance with Section 1.5(e), (iii) with respect to Term Loan B, the applicable LIBOR rate plus the Applicable Term Loan B LIBOR Margin per annum, or at the Index Rate plus the
Applicable Term Loan B Index Margin per annum if Borrower Representative on behalf of the applicable Borrowers elects to convert Term Loan B to an Index Rate Loan pursuant to and in accordance with Section 1.5(e) and (iv) with respect to the SCIL Loan, the applicable LIBOR rate plus the Applicable SCIL Loan LIBOR Margin, or at the Index Rate plus the Applicable SCIL Loan Index Margin per annum if Borrower Representative on behalf of the applicable Borrowers elects to convert the SCIL Loan to an Index Rate Loan pursuant to and in accordance with Section 1.5(e).


                    The Applicable Revolver LIBOR Margin will be 3.25% per annum, the Applicable Revolver Index Margin will be 1.25% per annum, the Applicable Term Loan A LIBOR Margin will be 3.25% per annum, the Applicable Term Loan A Index Margin will be 1.25% per annum, the Applicable Term Loan B LIBOR Margin will be 3.50% per annum and the Applicable Term Loan B Index Margin will be 1.50% per annum. The Applicable L/C Margin will be 3.25%. The Applicable SCIL Loan LIBOR Margin will be 4.00%, plus an additional 4.00% to accrue monthly commencing on November 1, 2001 (and, solely with respect to such additional 4.00% interest accruing from and after such date, payable on the applicable Commitment Termination Date) per annum, and the Applicable SCIL Loan Index Margin will be 2.00% plus an additional 4.00% to accrue monthly commencing on November 1, 2001 (and, solely with respect to such additional 4.00% interest accruing from and after such date, payable on the applicable Commitment Termination Date) per annum; provided, however, that if, on or prior to on November 1, 2001, (A) a portion of Borrowers' assets are sold for cash to a bona fide third party in an arm's length transaction approved in writing in advance by Term Agent in its sole and absolute discretion (an "Allowed Sale"), (B) no Default or Event of Default has occurred and is continuing before giving effect to such Allowed Sale and no Default or Event of Default will occur as a result of and after giving effect to such Allowed Sale, (C) the net proceeds of such Allowed Sale are applied to the Loans in accordance with Section 1.3(c) and the Term Loan Commitments are thereby automatically reduced to the extent prepaid as provided in Section 1.3(c) and (D) Borrowers' Leverage Ratio on a consolidated basis is lower (after taking into account the Allowed Sale) than immediately preceding the Allowed Sale, then the Applicable SCIL Loan LIBOR Margin will be 4.00% per annum and the Applicable SCIL Loan Index Margin will be 2.00% per annum.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and of interest shall be made by Applicable Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Applicable Agent of an interest rate hereunder shall be conclusive, absent manifest error.

                  (d) So long as an Event of Default shall have occurred and be continuing under Sections 8.1(a), (h) or (i) and without the necessity of any notice from any Agent or any Lender to any Credit Party, or so long as any other Default or Event of Default shall have occurred and be continuing, and at the election of Term Agent and Required Lenders confirmed by written notice from Term Agent to Borrower Representative, the interest and other rates applicable to the Loans and the applicable L/C Margin shall be increased by 2% per annum above such rates otherwise applicable hereunder (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2:

                         (i)Borrower  Representative on behalf of the applicable
Borrowers shall have the option on the 120th day after the Closing Date to convert collectively (but not individually) the Term Loans and SCIL Loans from LIBOR Loans to Index Rate Loans, subject to payment of LIBOR breakage costs in accordance with Section 1.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto. Any such election must be made by 12:00 noon (New York time) on the fifth Business Day prior to the date on which Borrower Representative on behalf of the applicable Borrowers wishes to convert the Term Loans and SCIL Loans from LIBOR Loans to Index Rate Loans. If no election is received with respect to the Term Loans and SCIL Loans by 12:00 noon (New York time) on such fifth Business Day prior to the 120th day after the Closing Date (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), then the Term Loans and SCIL Loans may not be converted to Index Rate Loans; provided, however, that if the 120th day after the Closing Date is not the last day of any applicable LIBOR Period, then Borrower may make such election to convert the Term Loans and SCIL Loans from LIBOR Loans to Index Rate Loans on such fifth Business Day prior to the nearest day preceding or succeeding the 120th day after the Closing Date which preceding or succeeding day is the last day of any such applicable LIBOR Period. Borrower Representative must make such election to convert by notice to Term Agent in writing, by telecopy or overnight courier pursuant to a written notice (each, a "Notice of Conversion") in substantially the form of Exhibit 1.5(e).

                         (ii)Borrower   Representative,   on   behalf   of   the
applicable Borrowers may elect at any time and from time to time to convert one or more Revolving Credit Advances from LIBOR Rate Loans to Index Rate Loans by giving the Revolver Agent irrevocable notice thereof (each, a "Notice of Revolving Credit Advance Conversion"), specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the LIBOR Period applicable to each such Revolving Credit Advance constituting a LIBOR Rate Loan. In addition, the Borrowers may elect from time to time to convert a Revolving Credit Advance constituting Index Rate Loans to one or more new LIBOR Rate Loans or to convert any one or more existing Revolving Advances constituting a LIBOR Rate Loan to one or more new Revolving Credit Advances constituting a LIBOR Rate Loan, by giving the Revolver Agent an irrevocable Notice of Revolving Credit Advance Conversion, specifying the amount to be so converted and the initial LIBOR Period relating thereto. Revolving Credit Advances may be converted pursuant to this Section 1.5(e)(ii) in whole or in part, provided that the amount to be converted to a LIBOR Rate Loan, when aggregated  with  any  Revolving  Credit  Advance  to be made  on  such  date in accordance with Section 1.1(a) and having the same LIBOR Period as such first Revolving Credit Advance, shall equal no less than $500,000 or an integral multiple of $100,000 in excess thereof. Each such Notice of Revolving Credit Advance Conversion must be given no later than 12:00 noon (New York time) on the date which is three Business Days prior to the proposed conversion of the Revolving Credit Advance. Each such Notice of Revolving Credit Advance Conversion must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.5(e), and shall include the information required in such Exhibit, and such other information as may be required by Revolver Agent. The Revolver Agent shall promptly provide the applicable Lenders with notice of each such election

                         (iii)Notwithstanding anything to the contrary contained
herein, (A) any conversion of a Revolving Credit Advance from an Index Rate Loan to a LIBOR Rate Loan shall only be made on a LIBOR Business Day, and (B) any conversion of an existing Revolving Credit Advance from a LIBOR Rate Loan to an Index Rate Loan shall only be made on the last day of the LIBOR Period applicable thereto.

                         (iv)Each  such  conversion  shall be  effected  by each
applicable Lender by applying the proceeds of the new Index Rate Loan or LIBOR Rate Loan, as the case may be, to the existing Revolving Credit Advance (or portion thereof) being converted.

                         (v)Notwithstanding  anything in this  Agreement  to the
contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrowers shall have no right to elect to convert any existing Revolving Credit Advance which is an Index Rate Loan to a new LIBOR Rate Loan or to convert any existing LIBOR Rate Loan to a new LIBOR Rate Loan. In such event, such Index Rate Loan shall be automatically continued as an Index Rate Loan or such LIBOR Rate Loan shall be automatically converted to an Index Rate Loan on the last day of the LIBOR Period applicable to such LIBOR Rate Loan, as the case may be.

                         (vi)Notwithstanding   any  other   provision   of  this
Agreement or any other Loan Document:

                              (A) If the Borrowers  shall have failed to elect a
LIBORRate Loan in connection with any borrowing of new Revolving Credit Advances or expiration of a LIBOR Period with respect to any existing Revolving Credit Advance which is a LIBOR Rate Loan, the amount of the Revolving Credit Advances subject to such borrowing or such existing Revolving Credit Advance which is a LIBOR Rate Loan shall thereafter be an Index Rate Loan until such time, if any, as the Borrower Representative, on behalf of the applicable Borrowers, shall elect a new LIBOR Rate Loan pursuant to this Section 1.5(e),

                              (B) The Borrowers shall not be permitted to select
any Revolving Credit Advance the Interest Period in respect of which ends later than the Commitment Termination Date for the Revolving Loan.

                              (C) The  Borrowers  shall not be permitted to have
more than five (5) LIBOR Rate Loans in respect of Revolving Credit Advances outstanding at any one time.

                              (D) The provisions set forth in clauses 1.5(e)(ii)
through (vi) are applicable only to the Revolving Loan and Borrowers shall have no interest rate conversion rights in respect of any other Obligations other than as set forth in clause (i) of Subsection 1.5(e)

                  (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this clause (f)) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this clause (f) shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders lawfully could have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this
Section 1.5(f), Lenders have received interest hereunder in excess of the Maximum Lawful Rate, Lenders shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.9 and thereafter shall refund any excess to Borrowers, or as a court of competent jurisdiction may otherwise order.

         1.6 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

         1.7 Fees.

                  (a) Borrowers shall pay to Term Agent, a Closing Fee in the amount set forth in, and in accordance with the terms and provisions of, the Fee Agreement. Borrowers agree to pay the Revolver Agent the fees, in the amount and at the time set forth in a letter dated the date of this Agreement, from the Revolver Agent and Summit Bank to the Borrower Representative.

                  (b) As additional compensation for the applicable Lenders' Revolving Loan Commitments and SCIL Loan Commitments (except in the case of a Non-Funding Lender to the extent set forth in Section 1.1(e)), as the case may be, Borrowers agree to pay to Applicable Agent for the benefit of such applicable Lenders, in arrears, on the first Business Day of each month prior to the applicable Commitment Termination Date and on the applicable Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to (i) in the case of the Revolving Loan, 0.50% per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between
(x) the aggregate Revolving Loan Commitments (as the same may be reduced from time to time) and (y) the average for the period of the daily closing balance of the aggregate Revolving Loan outstanding during the period for which such fee is due and (ii) in the case of the SCIL Loan, 0.50% per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (A) the aggregate SCIL Loan Commitments (as the same may be reduced from time to time) and (B) the average for the period of the daily closing balance of the SCIL Loans outstanding during the period for which such fee is due (each of the foregoing, an "Applicable Unused Line Fee Margin).

                  (c) If  Borrowers  (i)prepay  all or any  portion  of the Term
Loans, (ii) reduce or terminate the Revolving Loan Commitments or (iii) to the extent permitted under this Agreement prepay all or any portion of the SCIL Loans or reduce or, to the extent permitted under this Agreement, terminate the SCIL Loan Commitments, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall simultaneously pay to Term Agent for the benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount determined by multiplying the Applicable Percentage (as defined below) by (i) in the event of a prepayment, the principal amount of the Loans prepaid, and (ii) in the event of a commitment reduction, the amount of the reduction of the Revolving Loan Commitments or SCIL Loan Commitments, as the case may be. As used herein, the term "Applicable Percentage" shall mean 1.0%, in the case of a prepayment on or prior to October 31, 2001, and nil thereafter. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a voluntary prepayment made in accordance with Section 1.3(a) (but only up to an aggregate amount of $15,000,000 as to all such prepayments and solely to the extent that such prepayments are applied to the applicable Loans as provided therein) or a mandatory prepayment made pursuant to Section 1.3(b) or Section 1.14(c); provided, however, that Borrowers do not permanently reduce the Revolving Loan Commitments or SCIL Loan Commitments upon any such prepayment and, in the case of prepayments made pursuant to Section 1.3(b)(ii) or Section 1.3(b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

         1.8 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars. For purposes of computing interest and Fees and determining Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any Business Day shall be deemed to have been received on the following Business Day. All payments of principal, interest and fees with respect to the Revolving Loan and the Revolving Loan Commitment, all Fees due to the Revolver Agent under Section 1.7(a), all payments in respect of Letters of Credit and all indemnity payments for the account of the Revolver Agent shall be made to the Revolver Agent for the benefit of the applicable parties hereto. All other payments shall be made to the Term Agent for its account or distribution to the party entitled thereto, as the case may be.

         1.9 Application and Allocation of Payments.

                  (a) So long as no Default or   Event  of  Default  shall  have
occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(c)(ii); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and (d). If an Activation Notice has been sent in accordance with the provisions of Annex C and no Event of Default has occurred and is continuing, Term Agent (or, if any Revolving Loan balance is outstanding or the Revolving Loan Commitments have not been terminated, Revolver Agent) shall apply amounts swept into the Collection Account in the same manner. As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the applicable Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agents and Lenders shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Applicable Agent may deem advisable, notwithstanding any previous entry by Applicable Agent or applicable Lenders in the applicable Loan Account or any other books and records. The absence of a specific determination by both Agents and all Lenders to the contrary, payments shall be applied to amounts then due and payable in the following order: first, to Fees of Agents and Agents' expenses reimbursable hereunder; second, to Fees of Lenders and Lenders' expenses reimbursable hereunder; third, to interest on the Revolving Loans and Term Loans, ratably in proportion to the interest accrued as to each such Loan; fourth, to principal payments of the Revolving Loan and Term Loans, and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate combined principal balance of each such Loan and outstanding Letter of Credit Obligations; fifth, to interest on the SCIL Loan; sixth, to principal on the SCIL Loan; and last, to all other Obligations to the extent reimbursable under Section 11.3.

                  (b) So long as no Event of Default shall have occurred and be continuing, either Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal (other than principal of the Revolving Loan) due and owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent any Borrower fails to promptly pay any such amounts as and when due; provided that immediately after each such change, Net Borrowing Availability shall not be less than $1.00. To the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.10 Loan Accounts and Accounting. The Revolver Agent shall maintain a loan account on its books to record all Revolving Credit Advances, and all payments of principal, interest and fees paid to the Revolver Agent with respect thereto. The Term Agent shall maintain a loan account on its books to record the Term Loans and all SCIL Loan Advances, all payments of principal, interest and fees paid to the Term Agent with respect thereto, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the applicable Loan Account shall be made in accordance with Applicable Agent's customary accounting practices as in effect from time to time. The balance in the applicable Loan Account, as recorded on Applicable Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to the applicable Lenders by each Borrower, absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Upon request (but not more frequently than monthly), Applicable Agent shall render to Borrower Representative an accounting of transactions with respect to the Loans setting forth the balance of the applicable Loan Account as to each Borrower. Unless Borrower Representative notifies Applicable Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, absent manifest error. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

         1.11 Indemnity.

                  (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each Agent, each Lender and each of their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, costs, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with, relating to or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of, relating to or incurred in connection with disputes between or among any parties to any of the Loan Documents other than disputes solely between or among one or more of the Lenders or the Agents, which have not arisen as a result of any act or omission by one or more of the Credit Parties (collectively, "Indemnified Liabilities"); provided, however, that no Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, cost, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid or converted in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment or conversion is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of or conversion of the applicable Index Rate Loans into LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Agent and each Lender from and against all losses, costs and expenses resulting or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained, including, without limitation, any and all applicable damages and costs provided in Section 1.14. For the purpose of calculating amounts payable to Lenders under this subsection, Lenders shall be deemed to have actually funded the relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that Lenders may fund each of their respective LIBOR Loans in any manner any such Lender sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, Applicable Agent shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.11(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten Business Days of receipt thereof, specifying the basis for such objection in detail.
          1.12    Access.

                  (a) Each Credit Party shall, during normal business hours, from time to time upon one Business Day's prior notice and as frequently as Applicable Agent determines to be appropriate: (i) provide Applicable Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) and to the Collateral, (ii) permit Applicable Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from such Credit Party's books and records, and (iii) permit Applicable Agent, and any of its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Applicable Agent, each such Credit Party shall provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, each Credit Party shall provide Applicable Agent and any of its officers, employees and agents with access to its suppliers and customers. Each Credit Party shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Applicable Agent may request. Each Credit Party shall deliver any document or instrument necessary for Applicable Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.

                  (b) Borrowers shall pay Applicable Agent a Fee of $650 per day per individual (plus all out-of-pocket costs and expenses) in connection with Applicable Agent's field examinations permitted under Section 1.12(a) above and
Section 4(c) of the Security Agreement; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated for such Fees for more than four (4) field examinations in any Fiscal Year.

         1.13     Taxes.

                  (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 13), under the Notes, or under any other Loan Document) shall be made, in accordance with this Section 1.13, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 13) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) Applicable Agent and each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and
(iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower Representative shall furnish to Applicable Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify (for avoidance of doubt, which indemnification shall survive indefinitely) and, within ten days of demand therefor, pay Applicable Agent for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.13) paid by Applicable
Agent or any Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

         1.14 Capital Adequacy; Increased Costs; Illegality.(a) If Applicable Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Applicable Agent or any Lender (or any holding company thereof) with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such party and thereby reducing the rate of return on such party's capital or increasing the cost of making or maintaining any Loan as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Applicable Agent pay to Applicable Agent for the benefit of the applicable Persons in Lender Group additional amounts sufficient to compensate such Persons for such reduction (taking into consideration their policies with respect to capital adequacy). A certificate as to the amount of such reduction and showing the basis of the computation thereof submitted by the affected Person in Lender Group to Borrower Representative shall be final, conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by Applicable Agent, pay to Applicable Agent for the benefit of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative by such Lender, with a copy to Applicable Agent, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.14(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless such Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of such Lender without, in such Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by Applicable Agent or such Lender to Borrower Representative, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

         1.15 Single Loan. Subject to the terms and conditions of the Loan Documents, all Loans (including, without limitation, all Letter of Credit Obligations) to Borrowers and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured by all of their Collateral.

         1.16 Pro Rata Treatment. Except to the extent otherwise provided herein, (a) each Loan shall be incurred and made by the Lenders which have made a Commitment for such Loan, and each payment of the Fees pursuant to Section 1.7 or elsewhere in this Agreement shall be made for the accounts of such Lenders, pro rata according to the amounts of their respective Commitments with respect to such Loan, (b) each payment or prepayment by any Borrower of principal of any Loan shall be made to Applicable Agent for the account of the applicable Lenders ratably in accordance with the respective unpaid principal amounts of such Loan held by such Lenders, and (c) each payment of interest by any Borrower on any Loan shall be made to Applicable Agent for the account of the applicable Lenders ratably in accordance with the amounts of interest on such Loan then due and payable to such Lenders.

         1.17 Non-Receipt Of Funds By Applicable Agent. Unless Applicable Agent shall have been notified by any Lender or the applicable Borrower (in either case, "Payor") prior to the date on which such Payor is to make payment to Applicable Agent of (in the case of any Lender) the proceeds of a Revolving Credit Advance or SCIL Loan Advance to be made by such Lender hereunder or (in the case of the applicable Borrower) a payment to Applicable Agent for the account of one or more Lenders hereunder (any such payment by any such Payor being herein called the "Required Payment"), which notice shall be effective upon receipt by Applicable Agent, that such Payor does not intend to make the Required Payment to Applicable Agent, Applicable Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Payor has not in fact made the Required Payment to Applicable Agent, the recipient(s) of such payment shall, on demand, repay to Applicable Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Applicable Agent until the date Applicable Agent recovers such amount, at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Applicable Agent shall be entitled to recover such amount, on demand, from such Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor such Payor shall return the Required Payment to Applicable Agent within three Business Days of the Advance Date, then retroactively to the Advance Date, such Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                  (a) if the Required Payment shall represent a payment to be made by the applicable Borrower to Lenders, such Borrower and the recipient(s) shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (and, in case the recipient(s) shall return the Required Payment to Applicable Agent, without limiting the obligation of the applicable Borrower hereunder to pay interest to such recipient(s) at the Default Rate in respect of the Required Payment); and

                  (b) if the Required Payment shall represent proceeds of a Revolving Credit Advance or SCIL Loan Advance to be made by the applicable Lenders to the applicable Borrower, such Payor and the applicable Borrower shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant hereto (and, in case the applicable Borrower shall return the Required Payment to Applicable Agent, without limiting any claim such Borrower may have against Payor in respect of the Required Payment).

Nothing in this Section 1.17 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Applicable Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment or its SCIL Loan Commitment hereunder, as the case may be, or to prejudice any rights that the applicable Borrower may have against any Lender as a result of any default by any Lender hereunder.

         1.18     Sharing Of Payments, Etc.

                  (a) Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any Lender may otherwise have, each Lender shall be entitled, at such Lender's option (but subject, as between Lenders, to the provisions of Section 1.1(e)), to offset balances held by it for the account of such Borrower at any of its offices, in Dollars or any other currency, against any principal of or interest on any of such Lender's pro rata portion of any Loan (including any Revolving Credit Advances or SCIL Loan Advances deemed made by such Lender under Section 1.17) or any other amount payable to such Lender hereunder or under any of the other Loan Documents, that is not paid when due (regardless of whether such balances are then due to the applicable Borrower), in which case such Lender shall promptly notify Borrower Representative and Applicable Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity of any such offset.

                  (b) If any Lender shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any Note held by it or any other Loan Document, through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Applicable Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater pro rata percentage of the principal of or interest on such Loan or such other amounts then due from the applicable Borrower to such Lender hereunder or thereunder than the pro rata percentage of such obligation received by any other Lender, such overpaid Lender shall promptly pay to Applicable Agent for the benefit of the applicable Lenders the amount of such excess, and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) such Loan or such other amounts, respectively, owing to such other Lenders (or interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and interest on any such Loan or such other amounts, respectively, owing to such Lenders. Amounts received by Applicable Agent under this Section 1.18(b) shall be treated as a payment by the applicable Borrower under Section 1.8. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of any participation or direct interest sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Each Borrower agrees that any Lender so purchasing such a participation or direct interest may exercise, in a manner consistent with
Section 1.18(b), all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation or direct interest as fully as if such Lender were a direct holder of the applicable Loan or other amounts, as the case may be, owing to such Lender in the amount of such participation or direct interest.

                  (d) Nothing contained herein shall require any Lender to exercise any right as against the applicable Borrower as described in this
Section 1.18, or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of such Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff or right as against any Borrower to which this Section 1.18 applies, such Lender shall, to the extent practicable, assign such rights to Term Agent for the benefit of Lender Group in accordance with this Section and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.18 to share in the benefits of any recovery on such secured claims.

         1.19     Settlement Procedures.

                  (a) The balance of any Revolving Loan may fluctuate during any week from Revolver Agent's distribution of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Revolver Agent and Lenders, Revolving Credit Advances may be made by Revolver Agent (but Revolver Agent shall have no obligation to do so) and payments in respect thereof will be settled according to the procedures set forth in this
Section 1.19. Notwithstanding these procedures, each applicable Lender's obligation to fund its portion of any Revolving Credit Advance made to any Borrower will commence on the date such Revolving Credit Advance is made. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Revolver Agent may elect, at its sole option, to fund the entire amount of any Revolving Credit Advance requested by any Borrower. In the event Revolver Agent makes such election, such Revolving Credit Advance made by Revolver Agent shall be deemed, and shall constitute, as of the date of making thereof, a Revolving Credit Advance made by each of the applicable Lenders in an amount equal to each such applicable Lender's pro rata share thereof, and each such applicable Lender shall be obligated, regardless of whether or not, subsequent to the making by the Revolver Agent of a Revolving Credit Advance, any Default or Event of Default shall have occurred or be continuing, any representation or warranty set forth in any Loan Document is false or misleading, any conditions precedent for borrowing are satisfied or any other reason whatsoever, to deliver to Revolver Agent such share of such Revolving Credit Advance on the Weekly Settlement Date in accordance with the procedure for weekly settlement set forth in Section 1.19(c) or as otherwise provided in
Section 1.19(d). Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating interest payable to any Lender (i) Revolver Agent shall be deemed a "Lender" with respect to any outstanding Revolving Credit Advances funded by Revolver Agent, and (ii) the amount of Revolving Credit Advances of any applicable Lender that are outstanding on any day shall be equal to the amount of such applicable Lender's Revolving Credit Advances outstanding on such day (A) excluding any Revolving Credit Advances that have been funded entirely by Revolver Agent with respect to which such applicable Lender has not funded its pro rata share and (B) including Revolving Credit Advances of such applicable Lender which have been repaid by Borrowers to Revolver Agent but not yet received by such applicable Lender from Revolver Agent.

                  (c) Each applicable Lender shall settle with Revolver Agent, upon Revolver Agent's request, on the third Business Day of each week (or on such other day of the week as may be designated from time to time by Revolver Agent) in each successive week (the "Weekly Settlement Date"), on the net Revolving Credit Advances and payments made since the date of the last settlement. On each Weekly Settlement Date, prior to 12:00 noon (New York time) Revolver Agent shall notify each applicable Lender by telephone or by telex, telecopy or other form of teletransmission, of such applicable Lender's pro rata share of the outstanding Revolving Credit Advances and the amount of the payment necessary to adjust such applicable Lender's outstanding Revolving Credit
Advances to such applicable Lender's pro rata share of such Revolving Credit Advances as of such Weekly Settlement Date (on a net basis, taking into account any funds in the applicable Collection Account which Revolver Agent determines are available). Any such payment shall be made by the party from which such payment is due to the other party, in same day funds, not later than 2:00 p.m. (New York time) on such Weekly Settlement Date. If any applicable Lender shall, for any reason, not settle with Revolver Agent within one Business Day after the Weekly Settlement Date, such overpaid Lender agrees to pay, and Borrowers agree to repay to Revolver Agent forthwith on demand, the amount due Revolver Agent on such Weekly Settlement Date, together with interest thereon for each day from such Weekly Settlement Date until the day such amount is paid to Revolver Agent, at the Federal Funds Rate for each day after the date of demand that such amount remains unpaid. If such Lender shall pay to Revolver Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance and, if both such Lender and Borrowers shall have paid and repaid, respectively, such corresponding amount, then Revolver Agent shall promptly pay over to Borrower Representative such corresponding amount in same day funds, but Borrowers shall remain obligated for all interest thereon.

                  (d) As an alternative to the weekly settlement provided for in
Section 1.19(c), Revolver Agent may elect, at its sole option, to use the following same day settlement procedure for borrowings of Revolving Credit
Advances: prior to 12:00 noon (New York time), on any date specified for a borrowing of a Revolving Credit Advance in a Notice of Revolving Credit Advance, Revolver Agent may notify each applicable Lender by telephone or by telex, telecopy or other form of teletransmission, of the requested Revolving Credit Advance. Not later than 2:00 p.m. (New York time) on the date of such proposed Revolving Credit Advance each applicable Lender shall make available to Revolver Agent, in same day funds, to such account of Revolver Agent as Revolver Agent may designate, such Lender's pro rata share of such Revolving Credit Advance. Notwithstanding the foregoing, to the extent that there are available funds in the applicable Collection Account, Revolver Agent may, at Revolver Agent's discretion, notify each applicable Lender that such Lender's obligation to make such Lender's pro rata share of such Revolving Credit Advance available to Revolver Agent in same day funds as provided in the preceding sentence shall be satisfied to the extent of its pro rata share out of such funds in the applicable Collection Account, or such portion of such funds as Revolver Agent shall indicate are to be applied to fund such Revolving Credit Advance.

2.       CONDITIONS PRECEDENT

         2.1 Conditions to the Initial Loans. No Agent nor any Lender shall be obligated to make any Loan or Advance or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Applicable Agent's sole discretion, or waived in writing by Applicable Agent:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, the other Credit Parties, Agents and Lenders, and Agents and Lenders shall have received such documents, instruments, agreements and legal opinions or solvency opinions as Agents and Lenders shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agents.

                  (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs etc. Agents shall have received a fully executed original of a pay-off letter satisfactory to Lender confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loans, the initial Revolving Credit Advance and the initial SCIL Loan Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lenders shall be terminated by Prior Lenders immediately upon such payment; (ii) all letters of credit, bankers acceptances and/or other contingent obligations, issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Lender or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Lender, Borrowers and Prior Lender, and (iii) the Borrowers, the Agents, and the Lenders shall have executed and delivered a closing statement in form and substance satisfactory to all of the Agents and the Lenders irrevocably authorizing and directing the payoff of the Prior Lender Obligations and covering such other matters as the Term Agent may require in its sole discretion.

                  (c) Approvals. Agents shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate from an officer of Borrower Representative in form and substance satisfactory to Agents affirming that no such consents or approvals are required.

                  (d) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date and shall have reimbursed Agents and Lenders for all fees, costs and expenses of closing presented as of the Closing Date.

                  (e) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Term Agent in its sole discretion.

                  (f) Consummation of Related Transactions. Agents shall have received fully executed copies of each of the Related Transactions Documents (other than in respect of Allowed Sales) each of which shall be in form and substance satisfactory to Agents and their respective counsel. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

                  (g) Due Diligence. Agents shall have completed their legal due diligence, and shall have, in their respective sole discretion, determined that the results thereof are acceptable. Without limiting the generality of the foregoing, with respect to each Credit Party, the corporate structure, capital structure, terms and conditions of all Indebtedness, material contracts and lease contracts, all organizational and operational documents (including, articles or certificates of incorporation or organization, bylaws, partnership agreements, operating agreements, shareholder agreements and any other governing documents) and any tax effects resulting from any of the transactions contemplated under the Agreement or any other Loan Document shall be acceptable to Agents in their respective sole discretion.

                  (h) Representations, Warranties and Covenants. All representations and warranties by any Credit Party contained in the Loan Documents shall be true, complete and correct, and all covenants and other agreements of any Credit Party contained in the Loan Documents shall have been complied with in full.

                  (i) Commitments of Other Lenders. Lenders acceptable to GE Capital shall have committed, on terms acceptable to GE Capital, to fund the Commitments in an aggregate amount equal to or greater than $15,000,000.

         2.2 Further Conditions to Each Loan. No Agent nor any Lender shall be obligated to fund any Loan or convert or cause the conversion of any Index Rate Loan to a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) Any representation by or warranty of any Credit Party contained herein or in any of the other Loan Documents shall be untrue, incomplete or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

                  (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof;

                  (c) Any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations); or

                  (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate applicable Loan would exceed the aggregate Commitments in respect of such Loan.

The request and acceptance by any Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations, or the conversion of any Loan into an Index Rate Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance or conversion, (i) a representation and warranty by each Credit Party that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 13 and of the granting and continuance of Term Agent's Liens for the benefit of Lender Group pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Loans, to incur Letter of Credit Obligations, and to induce Agents to undertake their respective obligations hereunder and under the other Loan Documents, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Agent and each Lender with respect to all Credit Parties, each and all of which representations and warranties shall survive the execution and delivery of this Agreement.

         3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(e) is in compliance with its charter and bylaws (or, in the case of any Credit Party that is a limited liability company, its operating agreement); and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2 Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2) and none of such locations have changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

         3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein (a) are within such Person's corporate (or limited liability company) power; (b) have been duly authorized by all necessary or proper corporate (or limited liability company) and shareholder (or limited liability company member or manager) action; (c) do not contravene any provision of such Person's charter or bylaws (or, in the case of any Credit Party that is a limited liability company, its operating agreement); (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than Liens in favor of Term Agent for the benefit of Lender Group pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

         3.4 Financial Statements and Projections. Except for the Projections and the Fair Salable Balance Sheet, all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

                         (i)....The   audited   consolidated  and  consolidating
balance sheets at June 30, 1998 and 1999 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by Ernst & Young LLP.

                         (ii)....The  unaudited balance sheet(s) at December 31,
1999 and the related statement(s) of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Quarter then ended.

                  (b) Pro Forma. The Pro Forma delivered on the date hereof
and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated December 31, 1999, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

                  (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the five year period beginning on June 30, 1999 on a quarterly basis for the first year and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and their Subsidiaries and of the other information projected therein for the period set forth therein.

                  (d) Fair Salable Balance Sheet. The Fair Salable Balance Sheet delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(d)) was prepared by Borrowers on the same basis as the Pro Forma, except that Borrowers' assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrowers stated at the reasonably estimated present values thereof.

         3.5  Material  Adverse  Effect.  Between  June 30, 1999 and the Closing
Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of each Credit Party's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between June 30, 1999 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of the terms thereof satisfactory to Term Agent have been delivered to Term Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

         3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's best knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agents); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's best knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's best knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the best knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by any Credit Party.

         3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party other than VSC is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8), and all holders of five percent (5%) or more of the issued and outstanding Stock of VSC are listed, together with the amount of Stock held by each such Person, on Disclosure Schedule 3.8. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). None of the Credit Parties other than Borrowers has any assets (except stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations).

         3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act, in either case as amended, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law, and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's best knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could have a Material Adverse Effect.

         3.12     ERISA.

                  (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agents and Lenders. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12) (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the best knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Rating Group or the equivalent rating by another nationally recognized rating agency.

         3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the best knowledge of any Credit Party, threatened against any Credit Party before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

         3.14 Brokers. No broker or finder acting on behalf of any Credit Party (other than People's Capital and Leasing Corp.) brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person, nor, to the best knowledge of each Credit Party, do any other Person's activities constitute infringement of or interference with any Intellectual Property of any Credit Party.

         3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to any Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Term Agent for the benefit of Lender Group pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein (except those Liens in favor of Term Agent for the benefit of Lender Group with respect to the SCIL Loan, which shall be fully perfected second priority Liens), subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

         3.17     Environmental Matters.

                  (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $25,000;
(ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $25,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $25,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $25,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and, to the best knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agents copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

                  (b) Each Credit Party hereby acknowledges and agrees that no Agent nor any Lender (i) is now, or has ever been, in control of any of the Real Estate or any Credit Party's affairs, nor (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

         3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section
3727) or any similar state or local laws.

         3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the best knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases (or revenues derived by such Credit Party from such customer or group of customers) during the preceding 12-month period caused them to be ranked among the ten largest customers of such Credit Party; or (b) the business relationship of any Credit Party with any supplier material to its operations.

         3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agents or their respective counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which such Credit Party is subject and each of which are listed on Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum, (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $25,000 per annum, (c) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect, (d) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto, and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent and shall be Solvent through the Termination Date.

         3.24 Year 2000 Representations. No Credit Party has any Year 2000 Problems.

         3.25 Subordinated Debt. As of the Closing Date, Borrowers have delivered to Agents and Lenders a complete and correct copy of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The applicable Borrowers have the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes are enforceable against the holders of the Subordinated Notes by each Agent and each Lender. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute Senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Each Borrower acknowledges that each Lender is entering into this Agreement and is extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this
Section 3.25.

         3.26  FCC Compliance.

                  (a) Each of the Borrowers, as applicable, are in compliance in all material respects with the Communications Act.

                  (b) No Borrower has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

                  (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any FCC License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of any applicable Borrower under any FCC License held by such Borrower in any respect which could reasonably be expected to have a Material Adverse Effect.

                  (d) Each applicable Borrower has duly filed in a timely manner all material filings reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects.

                  (e) None of the Borrowers has any reason to believe that each FCC License of the Borrowers, as applicable, or any Subsidiary will not be renewed in the ordinary course.

4.       FINANCIAL STATEMENTS AND INFORMATION

         4.1      Reports and Notices.

                  (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date it shall deliver to Agents and each Lender the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents and each Lender the Collateral Reports at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes Agents and Lenders to communicate directly with its independent certified public accountants, including Ernst & Young LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agents and Lenders any and all Financial Statements and other supporting financial documents, schedules and information relating to such Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Credit Party.

5.       AFFIRMATIVE COVENANTS

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

         5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (including, without limitation, any rights under or pursuant to licenses issued to any Credit Party by the FCC) and franchises, other than any rights or franchises no longer used or useful in connection with any Credit Party's business and having no monetary value as Collateral, upon reasonable prior written notice to the Agent, (b) obtain all necessary and appropriate third party and Governmental Authority waivers and consents, (c) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (d) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices and (e) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), or as permitted by Section 6.15.

         5.2      Payment of Obligations.

                  (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged when due all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

                  (b)  Each  Credit  Party  may  in  good  faith   contest,   by
appropriate  proceedings,  the  validity or amount of any Charges  described  in
Section 5.2(a); provided, however, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agents evidence acceptable to Agents of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) no Agent has advised Borrowers in writing that such Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

         5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

         5.4      Insurance; Damage to or Destruction of Collateral.

                  (a) The Credit Parties shall, at their sole cost and expense, maintain the insurance policies described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and in amounts and with insurers acceptable to Term Agent, and the Credit Parties shall require that each such insurer provide Term Agent with at least 30 days prior written notice of the termination or cancellation of any such insurance policy or replacement therefor. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the insurance policies required above or to pay all premiums relating thereto, Term Agent may at any time or times thereafter obtain and maintain such insurance policies and pay such premiums and take any other action with respect thereto which Term Agent deems advisable; provided, however, that Term Agent shall have no obligation to obtain or maintain insurance for any Credit Party or pay any premiums therefor; provided, further, however, that if Term Agent does obtain or maintain any such insurance, neither any Agent nor any Lender shall be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to obtain or maintain such insurance or pay any premiums therefor. Any and all sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Term Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Term Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the type of business or product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Term Agent's opinion, adequately protect Term Agent's interest for the benefit of Lender Group in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Term Agent, each Credit Party shall deliver to Term Agent from time to time a report of a reputable insurance broker, satisfactory to Term Agent, with respect to its insurance policies.

                  (c) Each Credit Party shall deliver to Term Agent, in form and substance satisfactory to Term Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Term Agent as sole loss payee and additional insured, and (ii) all general liability and other liability policies naming Term Agent as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Term Agent (and all officers, employees or agents designated by Term Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $25,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" insurance policies, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" insurance policies and for making all determinations and decisions with respect to such "All Risk" insurance policies. Term Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Term Agent of any loss, damage, or destruction to the Collateral in the amount of $150,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Term Agent in the collection or handling thereof, Term Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d); provided, however, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower; or Term Agent may, at its option, permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. If and so long as no Default or Event of Default shall have then occurred and be continuing, notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Term Agent and Lenders shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided, however, that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Term Agent and Lenders may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d); provided, further, however, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower. All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Revolver Agent and Lenders to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitments) and upon such application, Revolver Agent shall establish a reserve in the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party (that is not a Borrower) to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account under the control of Term Agent for the benefit of the Lender Group. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (A) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to the applicable Credit Party in the amount requested to be released; (B) so long as the conditions set forth in Section 2.2 have been met, the applicable Lenders shall make such Revolving Credit Advance or the applicable Lenders shall release such funds from the cash collateral account; and (C) in the case of insurance proceeds applied against the Revolving Loan, the reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided, however, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower.

         5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to patent, copyright, trademark, licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6 Supplemental Disclosure. From time to time as may be requested by Term Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, however, that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Applicable Agent in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

         5.7      Intellectual  Property.  Each  Credit  Party will  conduct its
business  and  affairs  without   infringement  of  or  interference   with  any
Intellectual Property of any other Person in any material respect.

         5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Term Agent and Lenders promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $25,000; and (d) promptly forward to Term Agent and Lenders a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $25,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened to take any action in connection with any such violation, Release or other matter. If Term Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Term Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, in each case at Borrowers' expense, as Term Agent may from time to time reasonably request, which audits and reports shall be conducted by reputable environmental consulting firms acceptable to Lender and shall be in form and substance reasonably acceptable to Term Agent, and (ii) permit Term Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Term Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Term Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.9 Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse or other location where Collateral is located, which letter or agreement shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location and which letter or agreement shall otherwise be satisfactory in form and substance to Term Agent. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to any Person under arrangements established after the Closing Date without the prior written consent of Term Agent, or unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall (i) timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, and (ii) provide Term Agent with a copy of any notice, including, without limitation, any notice of a default, in respect of any such lease or other agreement, it may receive from time to time, immediately upon its receipt of any such notice.

         5.10 Interest Rate/Currency Fluctuations Protection. On December 1, 2000, and at all times thereafter through the Commitment Termination Date, Borrowers shall enter into and maintain interest rate cap, swap or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates or fluctuations in foreign currencies, which shall be on terms, for periods and with counter parties acceptable to Term Agent, and by which Borrowers are protected against increases in interest rates or fluctuations in foreign currencies from and after the date of such contracts as to a notional amount of not less than 50% of the total aggregate amount of the Loans that are LIBOR Loans.

         5.11 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Applicable Agent, duly execute and deliver, or cause to be duly executed and delivered, to Applicable Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Applicable Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

         5.12 Agreements With Management. Each Credit Party will obtain employment agreements, confidentiality agreements, stock repurchase agreements, and non-compete agreements reasonably satisfactory to Term Agent from each of its officers and from other members of senior management which are identified from time to time by Term Agent; Agents acknowledge that the agreements heretofore received by them in respect of the existing senior management of the Borrowers are reasonably satisfactory to the Agents.

6.       NEGATIVE COVENANTS

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

         6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

         6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, or if set forth as a Permitted Investment on Schedule (6.2) (but without any renewal, modification extension or increase at any time hereafter) no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $100,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; and (c) so long as Term Agent has not delivered an Activation Notice and no Default or Event of Default shall have occurred and be continuing and there is no outstanding Revolving Loan balance and subject to the receipt of applicable Control Letters in the form of Exhibit 6.2 in favor of Term Agent for the benefit of Lender Group, Term Agent's satisfaction therewith or otherwise subject to a perfected first priority security interest in favor of Term Agent for the benefit of Lender Group, and so long as Borrower is maintaining adequate cash on hand in its reasonable business judgment, Borrowers may make investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; and (e) other investments not exceeding $100,000 in the aggregate at any time outstanding.

         6.3      Indebtedness.

                  (a) Except for the existing intercompany Indebtedness among the Borrowers described in Disclosure Schedule 6.3 (which Indebtedness shall not be renewed, extended, or modified at any time hereafter), no Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party or Lenders, as determined by Term Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under
Section 6.1, and (vi) Indebtedness consisting of intercompany loans and advances made by VSC to any other Borrower or made by any other Borrower to VSC; provided, however, that (A) each Borrower shall have executed and delivered to VSC and VSC shall have executed and delivered to each other Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by or from VSC from or to such other Borrowers, which Intercompany Notes shall be in form and substance satisfactory to Term Agent and, together with the notes evidencing the intercompany Indebtedness described in Disclosure Schedule 6.3, shall be pledged and delivered to Term Agent for the benefit of Lender Group pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each applicable Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Term Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower hereunder in a manner satisfactory to Term Agent; (D) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or advance; (F) in the case of any intercompany Indebtedness, such indebtedness to any Borrower shall not exceed the respective amount set forth in the applicable Intercompany Note of such Borrower, and (iii) the aggregate amount of all outstanding intercompany advances from VSC to all Borrowers outstanding at any time shall not exceed the Revolving Credit Commitment; and (G) the recipient of such intercompany loans or advances shall be creditworthy, as determined by Term Agent in its sole discretion.


                  (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c), (iii) Indebtedness incurred in connection with intercompany loans or advances permitted under Section 6.3(a) above, and (iv) other Indebtedness (excluding Subordinated Debt) not in excess of $100,000.

                  (c) No Credit Party shall, directly or indirectly, (i) issue any preferred equity securities or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities of any Credit Party or any option, warrant or other right to acquire any such shares of equity securities, except as permitted under Section 6.14.

         6.4      Employee Loans and Affiliate Transactions.

                  (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate, officer, director or employee thereof, except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, officer, director or employee of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $100,000 in the aggregate, the terms of these transactions must be disclosed in advance to Term Agent. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

                  (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $50,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding.

                  (c) No Credit Party shall increase the direct or indirect aggregate compensation (excluding stock options) of persons constituting the executive officers of the Borrowers, taken as a whole, by more than 5% per annum in excess of the current compensation level for those employees, expressed as an aggregate dollar amount, and set forth in Disclosure Schedule (6.4(c)).

         6.5 Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock (other than pursuant to a public offering of common stock by VSC in which the proceeds of such sale of Stock are applied as set forth in Section 1.3(b)(iii), or in the respect of the exercise of stock options issued to employees and officers of VSC in the ordinary course of VSC's business) or (c) amend its charter or bylaws (or, in the case of a limited liability company, its operating agreement) in a manner which would adversely affect any Agent or any Lender or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

         6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

         6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances, (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7), (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $15,000,000 outstanding at any one time for all such Liens (provided, however, that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within six months following such purchase and does not exceed 100% of the purchase price plus any associated installation costs of the subject assets), and (d) other Liens securing Indebtedness not exceeding $100,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Term Agent for the benefit of Lender Group as additional collateral for the Obligations, except operating leases, Capital Leases (including any promissory notes and security agreements specifically relating to such Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         6.8  Sale of Stock  and  Assets.  Except  as set  forth  in  Disclosure
Schedule (6.8), other than the Allowed Sale, no Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than
(a) the sale or lease of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year and (c) other Equipment and Fixtures having a value not exceeding $200,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Term Agent agrees on reasonable prior written notice to release its Liens for the benefit of Lender Group on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower Representative, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower Representative.

         6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10  Financial  Covenants.   Borrowers  shall  not  breach  or fail to
comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

         6.11  Hazardous  Materials.  No Credit  Party  shall  cause or permit a
Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

         6.12  Sale-Leasebacks.   No Credit  Party  shall  engage  in any  sale-
leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

         6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b) above, and (d) regularly scheduled payments of principal and interest and any prepayments with respect to the Subordinated Debt to the extent permitted hereunder; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to clause (d) above, (ii) Borrowers collectively shall have Net Borrowing Availability of at least $2,000,000 after giving effect to any payment pursuant to clause (d) above; and (iii) the timing of the payments referred to in clause (d) above shall be set at dates which permit the delivery of Financial Statements necessary to determine current compliance with the financial covenants set forth in Annex G prior to each payment.

         6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, transact business in any trade name or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least 30 days prior written notice to Term Agent and after Term
Agent's written acknowledgment that any reasonable action requested by Term Agent in connection therewith, including to continue the perfection of any Liens in favor of Term Agent for the benefit of Lender Group in any Collateral, has been completed or taken; provided, however, that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code, except upon prior written notice to Term Agent and after Term Agent's written acknowledgment that any reasonable action requested by Term Agent in connection therewith, including to continue the perfection of any Liens in favor of Term Agent for the benefit of Lender Group in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

         6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or be or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower, from VSC to any other Borrower, or to VSC from any other Borrower.

         6.17 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars; provided, however, that Borrowers may undertake the transactions described in Section 5.10.

         6.18 Leases. Except as set forth on Schedule 6.18, no Credit Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers and their Subsidiaries on a consolidated basis would exceed $500,000.

         6.19 Changes Relating to Subordinated Debt. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party or any Agent or any Lender.

         6.20 Credit Parties Other Than Borrowers. None of the Credit Parties other than Borrowers and the Persons set forth on Disclosure Schedule 6.20 shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

         6.21  Limitation  On  Capital  Expenditures.  Credit  Parties,   in the
aggregate, shall not utilize more than $6,000,000 during any Fiscal Year for Capital Expenditures.

 7.      TERM

         7.1 Termination. Notwithstanding anything to the contrary herein, the financing arrangements contemplated hereby shall be in effect until the applicable Commitment Termination Date, upon which date the Loans and all other Obligations shall be automatically due and payable in full.

         7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any Commitments under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of any Agent or any Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the applicable Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan
Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of any Agent or any Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however, that in all events the provisions of Section 11, the payment obligations under Section 1.13 and Section 1.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

         8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any  Borrower  (i) fails to make any payment of  principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse any Agent or any Lender for any amount reimbursable hereunder or under any other Loan Document within ten days following Applicable Agent's demand for such reimbursement or payment of such amounts.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.6, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

                  (c) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annex E or Annex F, respectively, and the same shall remain unremedied for three days or more.

                  (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 20 days or more.

                  (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $250,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Agent or any Lender by any Credit Party or by Liberty Livewire is untrue, incomplete or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party with a fair market value of $100,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more.

                  (h) A case or proceeding shall have been commenced against any
Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l)  Any Change of Control shall occur.

                  (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 5% of Borrowers' consolidated revenues for the Fiscal Year preceding such event, and such cessation or curtailment continues for more than 30 days.

                  (n) Any default or breach by any Borrower shall occur and be continuing under or with respect to any Subordinated Note or the relevant landlord or other applicable Person shall declare a default or breach, which could have the effect of terminating the applicable Borrower's right to possession of the premises subject of (i) the lease of real property located at 1111 Lincoln Road, Miami Beach, Florida, by and between The Post Edge, Inc., dba Manhattan Transfer-Miami, as lessee and Uccello Immobilien GMBH, as lessor, or
(ii) any of all of: the leases of real property located at 535 Fifth Avenue, New York, New York, by and between Manhattan Transfer/Edit, Inc., as lessee and 535 Owners LLC, as landlord, and Cabana Corp. and Video Services Corporation, as lessees, and 535 Owners LLC, as lessor, respectively, or (iii) any or all of the leases for real property located at 545 Fifth Avenue, New York, New York, by and between Waterfront Communications Corporation, as lessee, and 545 Owners LLC, as lessor, and Manhattan Transfer/Edit, Inc., as lessee, and 545 Owners LLC, as lessor, respectively.

                  (o) The Intercreditor Agreement shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the parties sought to be charged, or any Person fails to comply with (or takes any action inconsistent with) any term of the Intercreditor Agreement shall fail to be enforceable by the Term Agent or any applicable Lender purported to be benefited thereby; or any other Person shall, directly or indirectly, disavow or contest in any respect (i) the effectiveness, validity, binding nature and enforceability of the Intercreditor Agreement or (ii) that any of the terms contained in the Intercreditor Agreement exist for the benefit of the Term Agent and the Lenders, to the extent entitled to enforce such terms.

                  (p) the subordination provisions contained in the Subordinated Notes, or any of them, or in respect of any other Subordinated Debt (collectively, the "Subordination Provisions"), shall fail to be enforceable by the Agents, or either of them, or any Lender which has not effectively waived the benefits thereof, or the principal of, and accrued interest owing on, the Loans or any of the other Obligations shall fail to constitute "Senior Debt" or other similar designation (as defined or so designated in the Subordinated Notes, or any of them, or any other applicable document, instrument, or agreement evidencing the Subordinated Debt); or the Borrower or any of its Subsidiaries, or any other Person shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that any of such Subordination Provisions exist for the benefit of each of the Agents and the Lenders, or (iii) that all payments of principal or interest with respect to the Subordinated Debt or realized from the liquidation of any property of the Borrowers shall be subject to any of such Subordination Provisions; or any of the Subordination Provisions shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable obligations of any subordinated lender or any subordinated lender fails to comply with (or takes any action inconsistent with) any term of the Subordination Provisions.

         8.2      Remedies.

                  (a) If any Default or Event of Default shall have occurred and be continuing, Applicable Agent may, and shall upon written request of Required Lenders, without notice, (i) suspend the Revolving Loan facility with respect to further Revolving Credit Advances and/or the incurrence of further Letter of Credit Obligations, and/or suspend the SCIL Loan facility with respect to further SCIL Loan Advances, whereupon any further Revolving Credit Advances, Letter of Credit Obligations and/or SCIL Loan Advances, as the case may be, shall be made or extended in the applicable Lenders' sole discretion so long as such Default or Event of Default is continuing; provided, however, that all Fees shall remain due and payable and (ii) increase the rate of interest applicable to the Loans and Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Term Agent may, and shall upon written request of Required Lenders, without notice, (i) terminate the Revolving Loan facility with respect to further Revolving Credit Advances or Letter of Credit Obligations and/or terminate the SCIL Loan facility with respect to further SCIL Loan Advances,
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower and each other Credit Party; and
(iii) exercise any rights and remedies provided to any Agent and any Lender under the Loan Documents and/or at law or in equity, including all remedies provided under the Code; provided, however, that without the prior consent of the Required Lenders, Term Agent shall neither accelerate the maturity of any portion of the Obligations unless it is concurrently accelerating the maturities of all of the other Obligations, nor terminate either of the Revolving Loan facility or the SCIL Loan facility with respect to further Revolving Credit Advances or SCIL Loan Advances, as applicable, unless the other facility is concurrently terminated as to further advances; provided, further, upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), the Revolving Loan facility and SCIL Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, Term Loans and SCIL Loan, respectively, shall become immediately due and payable without declaration, presentment, notice or demand by any Person. Notwithstanding anything to the contrary contained in this Agreement, the termination in accordance with this Agreement of the Revolving Loan facility or the SCIL Loan facility in advance of the acceleration of the maturities of any or all of the Obligations shall be with reservation of the right at any time thereafter to accelerate such maturities in accordance with the terms of this Agreement.

         8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party irrevocably waives (including for purposes of Section 13): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by any Agent or any Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever any such Agent or Lender may do in this regard, (b) all rights to notice and a hearing prior to any Agent's or any Lender's taking possession or control of, or to any Agent's or any Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing any Agent or any Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENTS AND PARTICIPATIONS

         9.1      Assignments And Participations.

                  (a) Each Lender may resell (through syndication, assignment or a participation) all or a portion of its rights and obligations under this Agreement (including all or a portion of any of its Commitments under the Loans) to any Person; provided, however, that any such resale must be in minimum amounts of $4,000,000 and $1,000,000 increments in excess of such minimum; provided, further, however, that if the applicable Lender's Commitment is less than $4,000,000, such Commitment may be sold, but only if and to the extent that such sale is for the full amount of such Commitment.

                  (b) In the case of an  assignment  by any  Lender  under  this
Section 9.1, the purchaser shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have had if it were a "Lender" hereunder. Upon execution by the assignor and the assignee of an Assignment Agreement in substantially the form of Exhibit 9.1(b), payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and assignee and delivery to Applicable Agent and Borrower Representative of an executed copy of such Assignment Agreement together with payment to Applicable Agent of a processing fee of $4,000, such assignee shall have, to the extent of such assignment (unless otherwise provided for therein), the same rights and benefits as it would have if it were a "Lender" hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Each Borrower hereby acknowledges and agrees that any such assignment will give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a "Lender" hereunder and under the other Loan Documents. In all instances, each Lender's liability to make any of the Advances shall be several and not joint and shall be limited to such Lender's pro rata share thereof. Upon any such assignment, each Borrower, at such Borrower's own expense, shall execute and deliver to Applicable Agent, in exchange for the surrendered Note of assignor Lender, a new Note to the order of assignee Lender in an amount equal to the Commitment assumed by such assignee Lender, and, if assignor Lender has retained a portion of such Commitment hereunder, a new Note to the order of assignor Lender in an amount equal to such retained Commitment. Such Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered to Applicable Agent shall be returned by Applicable Agent to Borrower Representative marked "canceled."

                  (c) Each Lender may sell participations in all or any part of any of its Revolving Credit Advances, SCIL Loan Advances or the Term Loans or any portion of any Commitment to any other Person; provided, however, that (i) all amounts payable by any Borrower hereunder shall be determined as if such Lender had not sold such participation and such Lender shall remain a "Lender" for all purposes under this Agreement, (ii) any such grant of a participation will be made in compliance with all applicable state or Federal laws, rules and regulations, (iii) any such participation shall be divided pro rata among the participating Lender's share of the applicable Loan, and (iv) such Lender shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would (A) extend the final maturity date for payment of the Loan in which such participant is participating, (B) reduce the interest rate or the amount of principal or Fees applicable to the Loan in which such participant is participating, or (C) release all or substantially all of the Collateral related therewith, except as expressly provided herein. In those cases in which a Lender grants rights to its participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses
(A) through (C) of this Section 9.1(c), the relevant participation agreements shall provide for a voting mechanism whereby holders of a majority of the amount of the participating Lender's portion of the Loan, as the case may be (irrespective of whether held by such Lender or participated), shall control the vote for all of such participating Lender's portion of the Loan. In the case of any participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation.

                  (d) Except as otherwise provided in this Section 9.1, no Lender shall, as between any Borrower and any such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of any Loan or other Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this Section 9.1 may, subject to this
Section 9.1, furnish any information concerning any Credit Party in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants). Unless and until Borrower Representative receives written notice of the assignment of any interest in the Loans, the applicable Borrower may treat the Lenders theretofore acting as such as "Lenders" hereunder and shall be protected in making any payment hereunder in reliance on the absence of such notice.

                  (e) Each Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the preparation and delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings with, potential assignees or participants. Each Borrower (or Borrower Representative, on behalf of such Borrower) shall certify the correctness, completeness and accuracy of all descriptions of such Borrower and its affairs contained in any selling materials and all information provided by it and included in such materials or shall provide all necessary additions and corrections thereto.

10.      SUCCESSORS AND ASSIGNS

         10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, each Agent, each Lender and each of their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Applicable Agent and the Required Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Applicable Agent shall be null and void ab initio. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, each Agent and each Lender with respect to the transactions contemplated hereby, and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

         11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement among the parties with respect to the subject matter hereof and thereof and may not be modified, altered or amended, except as set forth in Section 11.2 below. Any letter of interest, proposal letter, commitment letter or fee letter between or among any Credit Party, either Agent and any Lender or any of their respective affiliates predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

         11.2 Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any of the terms or provisions hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Required Lenders; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each affected Lender and Applicable Agent, (a) extend the scheduled final maturity of any Loan, or any portion thereof or any scheduled installment thereof, or reduce the rate or amount, or extend the time of payment of, any interest (other than as a result of waiving the applicability of any post-Default increase in interest rates) or Fees payable under the Loan Documents, or reduce the principal amount of any Loan or reimbursement obligation, or increase any Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of any Revolving Loan Commitment of any applicable Lender), (b) release Collateral or the liability of any Borrower or any Guarantor under the Loan Documents (except as expressly permitted by the Loan Documents), (c) change any provision of the Loan Documents that would have the effect of altering (i) the several nature of the Lenders' obligations thereunder, (ii) the pro rata sharing and allocation of advances and payments set forth in the Loan Documents, (d) amend, modify or waive any provision of this Section 11.2, or Sections 1.3, 1.5, 1.9, 1.13, 1.14, 10.1 11.3 or 12.5, (e) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or (f) consent to the assignment or transfer by any Credit Party of any of its rights or obligations under this Agreement, or (g) waive any requirement set forth in Section 2.1, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

                  Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against each Agent and each Lender, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Term Agent shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens in favor of Term Agent for the benefit of Lender Group securing payment of the Obligations.

        11.3 Fees and Expenses. Borrowers shall, on the date of this Agreement, reimburse each Agent for all out-of-pocket expenses incurred in connection with the preparation, review and negotiation of the Loan Documents (including the reasonable fees and expenses of their respective special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith) and shall reimburse each Agent for all such expenses hereafter arising. Borrowers shall, no later than five Business Days after written notice thereof, reimburse each Agent and each Lender for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the credit provided hereunder or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as a party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to any Agent or any Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (d) any attempt to enforce any remedies of any Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to any Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (e) any   work-out or  restructuring  of the Loans  during the
pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (f) of this Section 11.3, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrowers to Agents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, attorneys, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4 No Waiver. Any failure by any Agent or any Lender, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of any Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by any Agent or any Lender, unless such waiver or suspension is by a written instrument signed by an officer or other authorized employee of applicable Agent or applicable Lender, as the case may be, and directed to Borrower Representative specifying such suspension or waiver.

         11.5 Remedies. Each Agent's and each Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which applicable Agent or applicable Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8 Confidentiality. Each Agent and each Lender agrees to use commercially reasonable efforts (equivalent to the efforts such Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by the Credit Parties and designated as confidential for a period of two years following receipt thereof, except that any Agent or any Lender may disclose such information (a) to Persons employed or engaged by such Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments, (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above), (c) as required or requested by any Governmental Authority or reasonably believed by the applicable Agent or Lender, as the case may be, to be compelled by any court decree, subpoena or legal or administrative order or process, (d) as, on the advice (which need not be in writing) of applicable Agent's or applicable Lender's counsel, required by law, (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which applicable Agent or applicable Lender is a party, or (f) which ceases to be confidential through no fault of applicable Agent or applicable Lender.

         11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS (AND IN ANY SUCH CASE, STRICTLY LIMITED TO THE EXTENT PROVIDED), IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK; PROVIDED, FURTHER, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY AGENT OR ANY LENDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which communications shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex H or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative, any Agent or any Lender) designated on Annex H to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11 Section Titles. The Section titles and Table of Contents and Index of Appendices contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12 Counterparts. This Agreement may be transmitted by telecopier and executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Agreement may be executed by facsimile signature.

         11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG ANY AGENT, ANY LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

         11.14 Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agents of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

         11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16 Advice of Counsel. Each of the parties hereto represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

         11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.      AGENTS

         12.1 Appointment, Powers And Immunities. Each Lender hereby irrevocably appoints and authorizes GE Capital to act as its administrative and term agent, which duties shall include acting as the collateral agent in respect of the Revolving Loan, the Term Loans, SCIL Loan, and all other Obligations, on behalf of the Lender Group, and each applicable Lender hereby irrevocably appoints and authorizes KeyBank to act as its revolver agent, under the Loan Documents with such powers as are specifically delegated to each such Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include reference to each Agent's respective affiliates and their own and each of their respective Affiliates' officers, directors, employees and agents) (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, nor shall any Agent, by reason of any Loan Document or otherwise, be a trustee or fiduciary for any Lender, (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any other document referred to or provided for herein or therein or for any failure by any Credit Party or any other Person to perform any of its obligations under any of the Loan Documents, (c) shall not be required to initiate or conduct any litigation or collection proceedings under any of the Loan Documents, (d) shall not be responsible to any Lender for any action taken or omitted to be taken by it under any Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. Each Agent may employ agents and attorneys-in-fact, and neither Agent shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any applicable Note as the holder thereof for all purposes hereof, unless and until a notice of the assignment or transfer thereof shall have been filed with such Agent.

         12.2 Reliance By Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by any Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with instructions given by Required Lenders or all Lenders, as is required in such circumstance, and such instruction of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3 Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Revolving Loan or Fees) or Event of Default unless such Agent has received notice from a Lender or Borrower Representative specifying such Default which states that such notice is a "Notice of Default." In the event that any Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Applicable Agent shall (subject to Section 12.7) take such action with respect to such Default or Event of Default as shall, consistent with the terms of the Agreement, be directed by Required Lenders; provided, however, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all Lenders, as is required in such circumstance.

         12.4 Rights As A Lender. In the event that GE Capital (or any successor acting as Term Agent and/or Administrative Agent) or KeyBank (or any successor acting as Revolver Agent) shall become a Lender hereunder, with respect to any Commitment, any Revolving Credit Advance, the SCIL Loan or any SCIL Loan Advance or any Term Loan, it (or such successor) shall have the same rights and powers hereunder as any other Lender and may exercise such rights and powers as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. GE Capital (and any successor acting as Term Agent and/or Administrative Agent) or KeyBank (or any successor acting as Revolver Agent) and their respective affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with the Credit Parties (and any of their Subsidiaries or Affiliates) as if it were not acting as an Agent, and GE Capital and KeyBank and their respective Affiliates may accept fees and other consideration from the Credit Parties for services in connection with this Agreement or otherwise without having to account for the same to any Lender.

         12.5 Indemnification. Each Lender agrees to indemnify and hold harmless each Agent (to the extent not reimbursed by Borrowers hereunder, and without limiting the obligations of Borrowers hereunder) ratably in accordance with the aggregate principal amount of the Loans held by Lenders (or, if no amounts thereof are at the time outstanding, ratably in accordance with their respective Commitments), from and against any and all claims, causes of action, costs, expenses or liabilities of any kind and nature whatsoever that may be imposed on, incurred by or asserted against each or either Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents or instruments contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrowers are obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, as determined by a final judgment of a court of competent jurisdiction.

        12.6 Non-Reliance On Agents And Other Lenders. Each Lender agrees that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as such Lender has deemed appropriate, made its own credit analysis of the Credit Parties and independently decided to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. No Agent shall be required to keep itself informed as to the performance or observance by any Credit Party of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Credit Parties. Each Agent will use its respective reasonable efforts to provide Lenders with any information received by it from Borrowers which is required to be provided to Lenders hereunder, and with any notice of a Default received by such Agent from Borrowers and any notice of a Default delivered by such Agent to Borrowers; provided, however, that no Agent shall be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to such Agent's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and the party to whom such notice was to be provided demonstrates actual damages resulting from such failure. No Agent shall have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of the Credit Parties (or any of their affiliates) that may come into the possession of such Agent or of any of its affiliates, nor to update or correct any information previously given which becomes incorrect or which such Agent learns is incorrect.

         12.7 Failure To Act. Except for actions expressly required of Agents hereunder and under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless the applicable Agent shall receive further assurances to their respective satisfaction from Lenders of their indemnification obligations under Section
12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Resignation Of Agents. Subject to the appointment and acceptance of successor Agents as provided below, any Agent may resign at any time by giving notice thereof to each other Agent, Lenders and Borrower Representative. Upon any such resignation, Required Lenders shall have the right to appoint its successor Agent. If no successor Agent shall have been so appointed by Required Lenders nor shall any Person have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent that shall be a financial institution with a combined capital and surplus or net worth of at least $100,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 12 shall continue in effect for such retiring Agent's benefit in respect of any actions taken or omitted to be taken by it while such retiring Agent was acting as an Agent.

         12.9 Consents  Under Loan  Documents.  Except as otherwise  provided in
Section 11.1 and Section 11.2 with respect to this Agreement, Applicable Agent may, with the prior consent of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided, however, that without the prior consent of each Lender, no Agent shall (except as provided herein or in the Collateral Documents) release any material portion of the Collateral or otherwise terminate any Lien under any Collateral Document with respect to any material portion of the Collateral, or agree to additional obligations being secured by such Collateral, except that no such consent shall be required, and Term Agent is hereby authorized and instructed to release any Lien in favor of itself for the benefit of Lender Group covering Collateral (a) which is the subject of a disposition permitted hereunder (including the Allowed Sale), (b) which secures Indebtedness to the extent permitted under Section 6.3, or (c) the value of which does not exceed $50,000 in any Fiscal Year.

         12.10    Collateral Matters.

                  (a) Except as otherwise expressly provided for in this Agreement, no Agent shall have any obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or whether any particular reserves are appropriate, or that the Liens granted to Term Agent for the benefit of Lender Group herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights authorities and powers granted or available to the applicable Agent in any of the Loan Documents, it being understood and agreed that (i) in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner deemed appropriate, in its respective sole discretion, given such Agent's own interest in the Collateral as a Lender and (ii) that no Agent shall have any duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                  (b) Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Term Agent's Lien for the benefit of Lender Group in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender (other than an Agent) obtain possession of any such Collateral, such Lender shall notify Applicable Agent thereof and, promptly upon Applicable Agent's request therefor, shall deliver such Collateral to Applicable Agent or in accordance with Applicable Agent's instructions.

13.      CROSS-GUARANTY

         13.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely, irrevocably and unconditionally guarantees to each Agent and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to any Agent or any Lender by each other Borrower, regardless of whether, pursuant to the Loan Documents, such Borrower is a "borrower" under the Obligation in question. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 13 shall not be discharged until payment and performance in full of the Obligations has occurred, and that its obligations under this Section 13 shall be absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 13) or any other Loan Document or the waiver or consent by any Agent or any Lender with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by any Agent or any Lender in respect thereof (including the release of any such security);

                  (d) the insolvency of any Credit Party; or

                  (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including, without limitation, any impairment of the Collateral, or any part thereof.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         13.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel any Agent or any Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed between and among each Borrower, each Agent and each Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 13 and such waivers, each Agent and each Lender would decline to enter into this Agreement.

         13.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 13 are for the benefit of each Agent and each Lender and each of their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between or among any other Borrower and any Agent and any Lender, the obligations of such other Borrower under the Loan Documents.

         13.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 13.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit each Agent and each Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 13, and that each Agent and each Lender and each of their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.

         13.5 Election of Remedies. If any Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving any Agent or any Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, any such Agent or any such Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13. If, in the exercise of any of its rights and remedies, any Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by any such Agent or any such Lender and waives any claim based upon such action, even if such action by such Agent or Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by such Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event any Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Agent or Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether any Agent or any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 13, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         13.6 Limitation. Notwithstanding any provision to the contrary contained herein, each Borrower's liability under this Section 13 (which liability is in any event in addition to amounts for which such Borrower is liable under Section 1) shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Borrower's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance any provisions of applicable state law, in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Section 548 of Title 11 of the United States Code or any provisions of any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. (specifically excluding, however, any liabilities of such Borrower (a) in respect of intercompany debt owed or owing to any other Borrower or Affiliates of any other Borrower to the extent that such debt would be discharged in an amount equal to the amount paid by such Borrower under this
Section 13 and (b) under any guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Obligations, which guarantee contains a limitation as to maximum amount similar to that set forth in this Section 13, pursuant to which the liability of such Borrower under this Section 13 is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of Section 548 of Title 11 of the United States Code or any provisions of any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Borrower pursuant to applicable law or any agreement providing for an equitable allocation among such Borrower and other Affiliates of any other Borrower of obligations arising under guarantees by such parties.

         13.7     Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Section 13 (a "Guarantor Payment") of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below), as determined immediately prior to such Guarantor Payment, bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Title 11 of the United States Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 13.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 13.7 is intended to nor shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 13.1. Nothing contained in this
Section 13.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d)  The  parties  hereto   acknowledge  that  the  rights  of
contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 13.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         13.8  Liability  Cumulative.  The  liability  of  Borrowers  under this
Section 13 is in addition to and shall be cumulative with all liabilities of each Borrower to any Agent and any Lender under this Agreement and the other
Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of any other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                            [signature page follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                           BORROWERS:

                           VIDEO SERVICES CORPORATION
                                 as Borrower, Borrower Representative and
                                 Credit Party

/s/ Michael E. Faribourne  Video Services Corporation
Michael E. Fairbourne      Senior Vice President - Administration

/s/ Michael E. Fairbourne  AF Associates Inc.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  AFA Products Group, Inc.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  Audio Plus Video International, Inc.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  Atlantic Satellite Communications, Inc.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  Cabana Corp.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  International Post Finance Limited
Michael E. Fairbourne      President

/s/ Michael E. Fairbourne  International Post Leasing Limited
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  Manhattan Transfer/Edit, Inc.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  The Post Edge, Inc.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Faribourne  Video Rentals, Inc.
Michael E. Fairbourne      Vice President - Administration

                           CREDIT PARTIES:

/s/ Michael E. Fairbourne  IPL 235 Corp.
Michael E. Fairbourne      President

/s/ Michael E. Fairbourne  VSC EXPRESS COURIER, INC.
Michael E. Fairbourne      Vice President - Administration

/s/ Michael E. Fairbourne  VSC CORPORATION
Michael E. Fairbourne      Vice President - Administration

                           GENERAL ELECTRIC CAPITAL CORPORATION, as Term Agent
/s/ Ann Naegele            Vice President - Risk Manager
Ann Naegele

                           KEYBANK NATIONAL ASSOCIATION, as Revolver Agent
/s/ Craig Kineade          Vice President
Craig Kineade


Term Loan A Commitment: $5,000,000         GENERAL ELECTRIC CAPITAL CORPORATION,
Term Loan B Commitment: $15,000,000                as Lender
Revolving Loan Commitment $5,000,000
SCIL Loan Commitment: $10,000,000

/s/ Ann Naegele                            Vice President - Risk Manager
Ann Naegele


Term Loan A Commitment: $6,000,000         KEYBANK NATIONAL ASSOCIATION,
Revolving Loan Commitment: $6,000,000              as Lender

/s/ Craig Kineade                          Vice President
Craig Kineade


Term Loan A Commitment: $4,000,000         SUMMIT BANK,
Revolving Loan Commitment: $4,000,000             as Lender

/s/ Andrew DeTullio                        Vice President
Andrew DeTullio

                               ANNEX A (Recitals)

                                       to

                                CREDIT AGREEMENT

                                   DEFINITIONS

         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all Section references in the following definitions shall refer to Sections of the Agreement:

         "A Rated Bank" shall have the meaning set forth in Section 6.2.

         "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

         "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Activation Event" and "Activation Notice" shall have the meanings set forth in Annex C.

         "Advance Date" shall have the meaning set forth in Section 1.17.

         "Advances" shall mean Revolving Credit Advances or SCIL Loan Advances, as the context requires.

         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Lenders.

         "Agent" and "Agents" shall have the meanings set forth in the introductory paragraph of this Agreement.

         "Agreement" shall mean the Credit Agreement dated as of April [__], 2000 by and among Borrowers, the other Credit Parties named therein, Lenders and Agents, as amended from time to time, together with all Annexes, Disclosure Schedules, Exhibits and other attachments thereto, each as amended from time to time.

         "Allocable Amount" shall have the meaning assigned to it in Section 13.7(b).

         "Allowed Sale" shall have the meaning assigned to it in Section 1.5(a).

         "Annexes" shall mean the annexes denominated as Annexes A through H in the Index of Appendices.

         "Appendices" shall have the meaning assigned to it in the Recitals to the Agreement.

         "Applicable Agent" shall mean Term Agent, except in matters related to the administration of or specifically arising out of the Revolving Loan, in which case it shall mean Revolver Agent.

         "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

         "Applicable Margins" means, collectively, the applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver LIBOR Margin, the Applicable Revolver Index Margin, the Applicable Term Loan A LIBOR Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B LIBOR Margin, the Applicable Term Loan B Index Margin, the Applicable SCIL Loan LIBOR Margin and the Applicable SCIL Loan Index Margin.

         "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable SCIL Loan Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the SCIL Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable SCIL Loan LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the SCIL Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Term Loan A Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Term Loan A LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Term Loan B Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Term Loan B LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.6(b), which fee is determined by reference to
Section 1.5(a).

         "Borrower Accounts" shall have the meaning assigned to it in Annex C.

         "Borrower Representative" shall mean VSC in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

         "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the Recitals to the Agreement.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and, in reference to LIBOR Loans, shall mean any such day that is also a LIBOR Business Day.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

         "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Cash  Management  Systems"  shall have the  meaning  assigned to it in
Section 1.6.

         "Change of Control" shall mean (a) the acquisition of ownership, directory or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder), of equity interests in VSC representing more than 40% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding equity interests in VSC; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of VSC by Persons who were neither (i) nominated by the board of directors of VSC nor (ii) appointed by directors so nominated, on the effective date of this Agreement; or (c) the failure of Louis
H. Siracusano to remain employed as Chief Executive Officer of VSC, and with substantially the same responsibilities as those existing on the date of this Agreement.

         "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

         "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

         "Closing Date" shall mean June 7, 2000.

         "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder, substantially in the form attached hereto as Annex D.

         "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Term Agent's Lien for the benefit of Lender Group in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Term Agent for the benefit of Lender Group to secure the Obligations.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

         "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

         "Collection Account" shall mean that certain account of Term Agent, account number 502-328-54 in the name of Term Agent at Bankers Trust Company in New York, New York, or such other account as Term Agent shall specify.

         "Commitment" shall mean, as to each Lender, the sum of each of such Lender's Revolving Loan Commitment, Term Loan Commitment and SCIL Loan Commitment, and "Commitments" shall mean the sum of all such Commitments of all Lenders which shall, in the aggregate, be $55,000,000 on the Closing Date, as such amounts may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

         "Commitment Termination Date" shall mean (i) in the case of the Revolving Loan, the earliest of (A) 39 months after the Closing Date, (B) the date of termination of Lenders' obligations to make Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Revolving Loans to remain outstanding pursuant to Section 8.2(b) and (C) the date of indefeasible payment in full by Borrowers of all Revolving Credit Advances and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letters of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero Dollars ($0), (ii) in the case of Term Loan A, the earliest of (A) 39 months after the Closing Date, (B) the date of termination of Lenders' obligations to permit the existing Term Loan A to remain outstanding pursuant to Section 8.2(b), and (C) the date of indefeasible payment in full by Borrowers of Term Loan A, (iii) in the case of Term Loan B, the earliest of (A) 63 months after the Closing Date,
(B) the date of termination of Lenders' obligations to permit the existing Term Loan B to remain outstanding pursuant to Section 8.2(b), (C) the date of indefeasible payment in full by Borrowers of Term Loan B, and (D) the Working Capital Termination Date, and (iv) in the case of the SCIL Loan, the earliest of
(A) 84 months after the Closing Date, (B) the date of termination of Lenders' obligations to permit the existing SCIL Loans to remain outstanding pursuant to
Section 8.2(b), and (C) the Working Capital Termination Date.

         "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

         "Compliance Certificate" shall have the meaning assigned to it in Annex E.

         "Concentration Accounts" shall have the meaning assigned to it in Annex C.

         "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Control Letter" means a letter agreement between Agents and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Liens of Term Agent for the benefit of Lender Group on such financial assets, and agrees to follow the instructions or entitlement orders of Term Agent without further consent by the affected Credit Party.

         "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

         "Copyright Security Agreements" shall mean the Copyright Security Agreements made in favor of Term Agent for the benefit of Lender Group by each applicable Credit Party.

         "Copyright" or "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

         "Credit Parties" shall mean VSC, each other Borrower, and each of their respective Subsidiaries.

         "Current Assets" shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

         "Current Liabilities" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrowers, the outstanding principal balance of the Revolving Loan.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

         "Disbursement  Accounts" shall have the meaning assigned to it on Annex
C.

         "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.4 through 6.7 in the Index of Appendices.

         "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

         "Dollars" or "$" shall mean lawful currency of the United States of America.

         "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus
(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management or the board of directors of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged with or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. For purposes of this definition, items not included in calculating consolidated net income with respect to any Person shall not be subtracted in determining EBITDA for such Person and items not excluded in calculating consolidated net income with respect to any Person shall not be added in determining EBITDA for such Person. For purposes of calculating the Leverage Ratio, EBITDA shall be adjusted on a consistent basis to give effect to all sales, transfers and other dispositions made by the Credit Parties during the relevant measurement period as if such sales, transfers, or dispositions had occurred on the first day of such period.

         "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the
Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the
Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42
  U.S.C.ss.ss.7401  et seq.); the Federal Water Pollution Control
Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act
(42  U.S.C.ss.ss.  300(f) et seq.),  each as from time to time amended,  and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental    Permits"   shall   mean   all   permits,    licenses,
authorizations,   certificates,  approvals  or  registrations  required  by  any
Governmental Authority under any Environmental Laws.

         "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

         "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

         "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

         "Event of  Default"  shall have the  meaning  assigned to it in Section
8.1.

         "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries, consolidated net income plus
(a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be) (b) in Working Capital, minus (c) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex G), minus (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, plus or minus (as the case may be), (e) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (f) mandatory prepayments paid in cash pursuant to Section 1.3, other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iv) or 1.3(d), plus (g) taxes deducted in determining consolidated net income to the extent not paid for in cash. For purposes of this definition, "Working Capital" means Current Assets less Current Liabilities.

         "Exhibits" shall mean the Exhibits denominated as Exhibit 1.1(a)(i) through 9.1(b) in the Index to Appendices.

         "Existing Letters of Credit" shall mean the letters of credit issued by KeyBank in favor of the Borrowers listed, in the amounts specified, in Schedule A-1.

         "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

         "FCC License" means any license operating permit or other grant of authority issued by the FCC in connection with the operation of the business of any Borrower, now held or hereafter acquired by any Borrowers.

         "Fair Salable Balance Sheet" shall mean a balance sheet of Borrowers prepared in accordance with Section 3.4(d).

         "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Term Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fee Agreement" shall mean the fee agreement between the Credit Parties and GE Capital dated as of the Closing Date.

         "Fees" shall mean any and all fees payable to Agents or Lenders, as the context requires, pursuant to the Agreement, the Fee Agreement, or any of the other Loan Documents.

         "Financial Covenants" shall have the meaning set forth in Section 6.10 and are as set forth in Annex G.

         "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Credit Parties delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

         "Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.

         "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers, ending on September 30, December 31, March 31 and June 30 of each year.

         "Fiscal Year" shall mean any of the annual accounting periods of Borrowers ending on June 30 of each year.

         "Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period other than in respect of the SCIL Note and accrued interest on the Subordinated Notes, plus (b) scheduled payments of principal with respect to Indebtedness during such period (other than payments with respect to the Subordinated Notes, to the extent funded with SCIL Loan Advances), plus (c) Capital Expenditures during such period, plus (d) cash Taxes.

         "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

         "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, synthetic lease obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Indebtedness of other Persons.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied, as such term is further defined in Annex G to the Agreement.

         "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including, without limitation, all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guaranties" shall mean, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Term Agent for the benefit of Lender Group in respect of the Obligations.

         "Guarantor Payment" shall have the meaning assigned to it in Section 13.7(a).

         "Guarantors" shall mean each Subsidiary of each Borrower, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Term Agent for the benefit of Lender Group in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

         "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property the payment for which is deferred six months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to Letters of Credit (or other letters of credit, bankers' acceptances and surety bonds (but without implying such other letters or credit or bankers' acceptances are permitted under this Agreement)), whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

         "Indemnified  Liabilities"  shall have the  meaning  assigned  to it in
Section 1.10.

         "Indemnified Person" shall have the meaning set forth in Section 1.10.

         "Index Rate" shall mean, for any day, a floating rate equal to the higher of (a) the rate publicly quoted from time to time by The Wall Street
Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(b) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "Index Rate Loan" shall mean any Loan bearing interest by reference to the Index Rate.

         "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

         "Intercompany Notes" shall have the meaning assigned to it in Section 6.3.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated on or about the date of this Agreement, by and between the Term Agent and People's Capital and Leasing Corp., as amended, modified or supplemented from time to time.

         "Interest Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of EBITDA to Interest Expense.

         "Interest Determination Date" shall mean the last Business Day immediately prior to the effectiveness of a conversion election whereby the Loans are converted from LIBOR Loans to Index Rate Loans in accordance with
Section 1.4(e).

         "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, (a) interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person, and (b) imputed interest expense with respect to any synthetic leases referred to in clause (e) of the defined term "Indebtedness.".

         "Interest Payment Date" means (a) as to any Index Rate Loan, July 1, 2000 and the first Business Day of each three month period thereafter, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, however, if applicable, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided, further, however, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the applicable Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

         "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

         "Investment  Property"  shall  have the  meaning  ascribed  thereto  in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "KeyBank" shall mean KeyBank National Association.

         "L/C Issuer" shall mean KeyBank, its successors and assigns.

         "Lender" and "Lenders" shall have the meanings set forth in the introductory paragraph of this Agreement and Section 12.4.

         "Lender  Group" shall mean,  collectively,  Term Agent,  Administrative
Agent, Revolver Agent, each Lender, and their respective successors and permitted assigns.

         "Letter of Credit Fee" shall have the meaning assigned to such term in Annex B.

         "Letter of Credit Obligations" shall mean all outstanding obligations incurred by the L/C Issuer at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by L/C Issuer with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by L/C Issuer thereupon or pursuant thereto.

         "Letters of Credit" shall mean standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which the L/C Issuer and the applicable Lenders have incurred Letter of Credit Obligations, and shall include, without limitation the Existing Letters of Credit.

         "Leverage   Ratio"  shall  mean,  with  respect  to  Borrowers,   on  a
consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) EBITDA for the 12-month period ending on that date of determination.

         "LIBOR  Business  Day" shall mean a Business  Day on which banks in the
city  of  London  are  generally   open  for   interbank  or  foreign   exchange
transactions.

         "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Agents as set forth in Section 1.4(e); provided, however, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (e) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (f) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two LIBOR Business Days prior to such date;

                  (g) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (h) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (i) Borrower Representative shall select LIBOR Periods so that there shall be no more than five separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Term Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Term Agent and Borrower Representative.

         "License" shall mean any Copyright License, Patent License, Trademark License, FCC License, or other license operating permit, or other grant of authority of rights or interests now held or hereafter acquired by any Credit Party.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Litigation" shall have the meaning assigned to it in Section 3.13.

         "Liberty Livewire" shall mean Liberty Livewire Corporation, a Delaware corporation.

         "Liberty Livewire Guaranty" shall mean the guaranty of Liberty Livewire in favor of the Term Agent, for the benefit of the Lenders, of the Obligations, delivered to the Term Agent when and as contemplated in that certain letter agreement dated the date of this Agreement, by and among the Lender Group and the Credit Parties, which guaranty is the form of the Guaranty annexed to the letter agreement, with appropriate insertions therein.

         "Loan Account" means each loan account authorized by Section 1.10.

         "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the Liberty Livewire Guaranty, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, any Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to any Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a "Loan Document" shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

         "Loans" shall mean, collectively, the Revolving Loan, the Term Loans and the SCIL Loans, and including, for the avoidance of doubt, any Advances relating thereto, and "Loan" shall mean any of the foregoing, as the context requires.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of
(i) any Borrower or (ii) the Credit Parties taken as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or the other Loan Documents, (c) the Collateral or Term Agent's Liens for the benefit of Lender Group on the Collateral or the priority of such Liens, or (d) any Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs or liabilities or loss of revenues, individually or in the aggregate, to any Credit Party in any 30-day period in excess of $750,000 as of any date of determination shall be deemed to have had Material Adverse Effect.

         "Mortgaged  Properties"  shall have the meaning assigned to it in Annex
D.

         "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Term Agent for the benefit of Lender Group with respect to the Mortgaged Properties, all in form and substance satisfactory to Term Agent.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Borrowing Availability" shall mean as of any date of determination
(a) as to all Borrowers, the aggregate Revolving Loan Commitments less the sum of (x) the Letter of Credit Obligations and (y) the aggregate Revolving Loan then outstanding to all Borrowers.

         "Non-Funding  Lender"  shall  have the  meaning  set  forth in  Section
1.1(e).

         "Notes" shall mean the Revolving Notes, the Term Notes and the SCIL Notes, collectively.

         "Notice of Conversion" shall have the meaning assigned to it in Section 1.5(e).

         "Notice of Default" shall have the meaning assigned to it in Section 12.3.

         "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

         "Notice of Revolving Credit Advance Conversion" shall have the meaning assigned to it in Section 1.5(e)(ii).

         "Notice of SCIL Loan Advance" shall have the meaning  assigned to it in
Section 1.1(c)(i).

         "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

         "Other Lender" shall have the meaning set forth in Section 1.1(e).

         "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

         "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Term Agent for the benefit of Lender Group by each applicable Credit Party.

         "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or being contested pursuant to Section 5.2(b) but only to the extent and for so long as such Charges are not required to be paid or satisfied as set forth therein; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Term Agent for the benefit of Lender Group.; and (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

         "Pledge Agreement" shall mean each Pledge Agreement of even date herewith executed by the applicable Credit Party in favor of Term Agent for the benefit of Lender Group, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

         "Prior Lender" shall mean, collectively, KeyBank National Association and Summit Bank.

         "Prior Lender Obligations" shall mean those obligations set forth on Disclosure Schedule (1.3).

         "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

         "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of March 31, 1999 after giving pro forma effect to the Related Transactions.

         "Projections" means Borrowers' and their Subsidiaries' forecasted consolidated and consolidating (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

         "Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm, and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

         "Qualified   Plan"   shall  mean  a  Plan  which  is   intended  to  be
tax-qualified under Section 401(a) of the IRC.

         "Real Estate" shall have the meaning assigned to it in Section 3.6.

         "Refinancing" shall mean the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

         "Related Transactions" means each borrowing under the Revolving Loan, the Term Loans and the SCIL Loan, the Refinancing, the Allowed Sale, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

         "Related Transactions Documents" shall mean the Loan Documents, the Subordinated Notes, and any documents or instruments executed in connection with the Allowed Sale.

         "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Required  Lenders"  shall mean, at any time, (i) all of the Lenders or
(ii) no less than two unaffiliated Lenders holding more than 66 2/3% of the aggregate Commitments of all Lenders at such time.

         "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

         "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "Revolver Agent" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Revolving  Credit  Advance"  shall have the meaning  assigned to it in
Section 1.1(a)(i).

         "Revolving Loan" shall mean, as the context may require, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to any Borrower or to all Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of any Borrower or all Borrowers.

         "Revolving Loan Commitment" shall mean, as to each applicable Lender, the Commitment of such Lender to make Revolving Credit Advances to Borrowers and/or incur Letter of Credit Obligations pursuant to Section 1.1(a) in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on the signature page of this Agreement, which Commitments, in the aggregate, shall be $15,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

         "Revolving Note" shall have the meaning assigned to it in Section 1.1(a)(ii).

         "SCIL Loan" shall mean, as the context may require, at any time, the aggregate amount of SCIL Loan Advances outstanding to any Borrower or to all Borrowers.

         "SCIL Loan Advance" shall have the meaning assigned to it in Section 1.1(c)(i).

         "SCIL Loan Commitment" shall mean as to each SCIL Lender, the commitment of such SCIL Lender to make the SCIL Loan to Borrowers pursuant to
Section 1.1(c) in a principal amount equal to the amount set forth opposite such Lender's name on the signature page of this Agreement, which commitments shall be $10,000,000 in the aggregate on the Closing Date.

         "SCIL  Note"  shall  have  the  meaning   assigned  to  it  in  Section
1.1(c)(ii).

         "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Term Agent and each Credit Party that is a signatory thereto.

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subordinated Debt" shall mean the Indebtedness of VSC evidenced by the Subordinated Notes.

         "Subordinated Notes" shall mean those certain 4.00% Convertible Subordinated Notes dated May 4, 1995 and due May 4, 2003, issued by
International Post Limited in an aggregate original principal amount of $5,778,500, including such obligations subject of that certain Settlement Agreement and Release between Barbara D'Ambrogio, David D'Ambrogio, and VSC
(f/k/a International Post Limited), dated as of December 9, 1999, which Settlement Agreement supersedes the obligations set forth in the $2,540,000 ET Partnership 4% Convertible Subordinated Note dated May 4, 1995 and due May 4, 2003.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

         "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by each Subsidiary of each Borrower in favor of Term Agent for the benefit of Lender Group.

         "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of GE Capital by the State of New York or the State of Connecticut or, in the case of any other Lender, by the jurisdiction under the law of which such Lender is organized or any political subdivision thereof, and, as to each of the foregoing, by the United States federal government.

         "Term Agent" shall have the meaning set forth in the introductory paragraph to this Agreement.

         "Term Loan" shall have the meaning assigned to it in Section 1.1(b)(i).

         "Term Loan A Commitment" shall mean, as to each Lender, the commitment of such Lender to make Term Loan A to Borrowers pursuant to Section 1.1(b) in a principal amount equal to the amount set forth opposite such Lender's name on the signature page of this Agreement, which commitments shall be $15,000,000 in the aggregate on the Closing Date.

         "Term Loan B Commitment" shall mean, as to each Lender, the commitment of such Lender to make Term Loan B to Borrowers pursuant to Section 1.1(b) in a principal amount equal to the amount set forth opposite such Lender's name on the signature page of this Agreement, which commitments shall be $15,000,000 in the aggregate on the Closing Date.

         "Term Note" shall have the meaning assigned to it in Section 1.1(b)(i).

         "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and any remaining Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by Letters of Credit in accordance with Annex B, and none of Borrowers shall have any further right (whether or not any conditions therefor have been satisfied) to borrow any monies, or cause any Letters of Credit to be issued, under the Agreement.

         "Third Party Interactives" shall mean any suppliers of material services upon which the Credit Parties rely to conduct their respective operations, including, but not limited to, contract central monitoring stations and contract invoice printers.

         "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

         "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Lender by each applicable Credit Party.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

         "Weekly Settlement Date" shall have the meaning set forth in Section 1.18(c).

         "Working Capital Termination Date" means the date, if any, 39 or more months after the Closing Date upon which the Borrowers shall fail to have a committed working capital line of credit (including, without limitation, the Revolving Loan Commitment) in an amount equal to not less than $15,000,000 from a nationally recognized bank, financial institution or finance company on terms and conditions either (i) substantially no less favorable to the Borrowers than the terms and conditions applicable to the Revolving Loan Commitment, or (ii) reasonably acceptable to the Term Agent.

         "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

         "Year 2000 Corrective Actions" shall mean, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

         "Year 2000 Corrective Plan" shall mean, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems including, without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and
(v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

         "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

         "Year 2000 Implementation Testing" shall mean, as to each Credit Party,
(i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a system-wide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

         "Year 2000 Problems" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

         All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular Section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (Section 1.2)

                                       to

                                CREDIT AGREEMENT

                  (a) Issuance.   Subject  to the  terms and  conditions  of the
Agreement, upon the request by Borrower Representative on behalf of the applicable Borrower and for such Borrower's account of the Revolver Agent and the L/C Issuer, the L/C Issuer agrees to issue Letters of Credit from time to time prior to the Commitment Termination Date with respect to the Revolving Loan for such Borrower's account; provided, however, that the aggregate amount of all such Letter of Credit Obligations outstanding at any one time shall not at any time exceed the lesser of (i) One Million Dollars ($1,000,000) (the "L/C Sublimit"), or (ii) the Revolving Loan Commitment less the aggregate principal balance of the Revolving Credit Advances then outstanding. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and L/C Issuer shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

                  (b) Revolving Credit Advances Automatic. In the event that the L/C Issuer shall make any payment on or pursuant to any Letter of Credit
Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing any representation or warranty set forth in any Loan Document is false or misleading, any conditions precedent therefor are satisfied of any other reason whatsoever (but subject to any then applicable payment obligations under this Agreement and the other Loan Documents).

                  (c) Participation by Applicable Lenders.

                         (i) Each applicable Lender hereby  unconditionally  and
          irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the L/C Issuer under and in connection with each Letter of Credit in an amount equal to the percentage of such Lender's Revolving Loan Commitment to the aggregate Revolving Loan Commitment (the "Revolver Commitment Percentage") of the amount of such Letter of Credit. In the event that the Revolving Loan Commitment has been reduced to zero or been terminated, the Revolver Commitment Percentage shall be based on the Revolving Loan Commitment immediately prior to such reduction or termination as the case may be. Each applicable Lender shall be liable to the Issuer for its Revolver Commitment Percentage of the unreimbursed amount of each draft drawn and honored under each Letter of Credit. Each applicable Lender shall also be liable for an amount equal to the product of its Revolver Commitment Percentage and any amounts paid by the Borrower pursuant to this Agreement and Annex B that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrowers, or any of them, with any of their obligations under the Loan Documents or any other reason whatsoever.

                         (ii) The L/C Issuer shall promptly notify the Revolver Agent, and the Revolver Agent will promptly notify each applicable Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which a Revolving Advance is being made pursuant to part (b) of this Annex B, and forthwith upon receipt of such notice, each such Lender shall make available to the Revolver Agent for the account of the L/C Issuer its Revolver Commitment Percentage of the amount of such Revolving Advance at the office of the Revolver Agent specified in Section 11.10, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Revolver Agent, if such notice was given by the Agent at or prior to 12:00 noon, on such day, and before 12:00 noon, on the next Domestic Business Day, if such notice was given by the Revolver Agent after 12:00 noon, on such day. The Revolver Agent shall deliver the payment made by each applicable Lender pursuant to the immediately preceding sentence to the L/C Issuer promptly upon receipt thereof in like funds as received. Each applicable Lender shall indemnify and hold harmless the Revolver Agent and the L/C Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses payable to the L/C Issuer as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to pay, or from any delay in paying the Revolver Agent any amount such Lender is required to pay in accordance with this Annex B (except in respect of losses, liabilities or other obligations suffered by the L/C Issuer to the extent resulting from the gross negligence or willful misconduct of the L/C Issuer).

                         (iii) Whenever the Revolver Agent is reimbursed by the Borrowers, for the account of the L/C Issuer, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Revolver Commitment Percentage of the amount of such payment under such Letter of Credit, the Revolver Agent will pay over such payment to such Lender (i) before 4:00 p.m. on the day such payment from the applicable Borrower is received, if such payment is received at or prior to 12:00 noon on such day, or (ii) before 12:00 noon on the next succeeding Domestic Business Day, if such payment from such Borrower is received after 12:00 noon on such day.

                  (d)......Cash Collateral. If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the relevant Commitment Termination Date, each Borrower will pay to the Revolver Agent cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such amounts or Cash Equivalents shall be held by the Revolver Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to the Revolver Agent (which may be the Revolver Agent). The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, the Revolver Agent, in a manner satisfactory to the Revolver Agent. Each Borrower hereby pledges and grants to the Revolver Agent, for the benefit of the Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (i) provide to Revolver Agent cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver to Revolver Agent a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to the Revolver Agent in its sole discretion.

                  From time to time after funds or Cash Equivalents are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Revolver Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Revolver Agent may elect, as shall be or shall become due and payable by such Borrower to Revolver Agent with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

                  No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

                  (e) Fees and Expenses. Borrowers agree to pay (i) to Revolver Agent, as compensation to Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Revolver Agent in arrears on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (f)......Request   for   Incurrence   of   Letter   of  Credit
Obligations. Borrower Representative shall give the Revolver Agent and the L/C Issuer at least three (3) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Lender, copies of all agreements between any Borrower and the L/C issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Lender and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, the Revolver Agent and the L/C Issuer.

                  (g)......Obligation  Absolute.  The obligation of Borrowers to reimburse the L/C Issuer for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrowers shall be paid strictly in accordance with the terms hereof under all circumstances, including the following circumstances:

                         (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                         (ii) the existence of any claim, set-off, defense or other right which any Borrower or any of their respective Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Letter of Credit Issuer, Revolver Agent, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                         (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (iv) payment by Revolver Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                         (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                         (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (h)......Indemnification; Nature of Revolver Agent's Duties.

                         (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save Revolver Agent, Letter of Credit Issuer, and the Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Revolver Agent, Letter of Credit Issuer, and/or the Lenders may incur or be subject to as a consequence, direct or indirect, of the (A) issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Revolver Agent or any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Revolver Agent, Letter of Credit Issuer, and/or the Lenders, or any of them (as finally determined by a court of competent jurisdiction).

                         (ii) As between the Revolver Agent, Lenders and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Revolver Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by L/C Issuer under any Letter of Credit or guaranty thereof, L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Revolver Agent, Letter of Credit Issuer, or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

                         (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

                              ANNEX C (Section 1.5)

                                       to

                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

                  Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (a)......On   or  before  the  Closing   Date  and  until  the
Termination Date, each Borrower shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in such Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set forth on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at the bank or banks which shall be designated as the Concentration Account bank for each such Borrower on Disclosure Schedule (3.19) (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be satisfactory to Agents.

                  (b)......On  or before the Closing Date (or such later date as
Agents shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into blocked account agreements with Agents and Borrowers and Subsidiaries thereof, as applicable, in form and substance acceptable to Agents, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment  deposited  in  such  account  and  proceeds  thereof  deposited  in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agents as their respective interests appear, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is located, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agents (which Activation Notice may be given by Agents at any time at which (1) a Default or Event of Default shall have occurred and be continuing, (2) Agents reasonably believe based upon information available to them that a Default or an Event of Default is likely to occur; (3) Agents reasonably believe that an event or circumstance which is likely to have a Material Adverse Effect has occurred, or (4) Agents have reasonable grounds to question the integrity of any Borrower's Cash Management Systems or any Borrower's compliance with the provisions of this Annex C or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in each Borrower Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the applicable Concentration Account and
(B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agents upon the occurrence of an Activation Event, to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agents have delivered an Activation Notice to any bank with respect to any Borrower Account(s), no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (c)......So  long  as no  Default  or  Event  of  Default  has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, however, that
(i) Agents shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agents a blocked account agreement among Agents and Borrowers and Subsidiaries thereof, in form and substance satisfactory to Agents. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agents that the creditworthiness of any bank holding an account is no longer acceptable in Agents' reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agents that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agents' liability under any blocked account agreement with such bank is no longer acceptable in Agents' reasonable judgment.

                  (d)......The  Lock  Boxes,  Borrower  Accounts,   Disbursement
Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Term Agent for the benefit of Lender Group pursuant to the Security Agreement.

                  (e)......All amounts deposited in the Collection Account shall be deemed received by Term Agent in accordance with Section 1.8 of the Agreement and shall be applied (and allocated) by Applicable Agent in accordance with
Section 1.9 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Revolver Agent into which applicable Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

                  (g)......Borrowers  shall  and  shall  cause  its  Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Term Agent for the benefit of Lender Group all checks, cash and other items of payment received by Borrowers or any such Related Person, and (ii) within one Business Day after receipt by Borrowers or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account of Borrowers. Borrowers and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Term Agent for the benefit of Lender Group. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Borrower Accounts.

                            ANNEX D (Section 2.1(a))

                                       to

                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation  of, the  conditions  described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Term Agent in form and substance satisfactory to Term Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

          A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Term Agent.

          B. Revolving Notes, Term Notes and SCIL Notes. Duly executed originals of the Revolving Notes, Term Notes and SCIL Notes, each dated the Closing Date.

          C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

          D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements, as requested by Term Agent, in favor of Term Agent for the benefit of Lender Group.

          E.  Security Interests and Code Filings.

                  (a)......Evidence  satisfactory  to Term Agent that Term Agent for the benefit of Lender Group has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Term Agent may request in order to perfect its security interests for the benefit of Lender Group in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

                  (b)......Evidence   satisfactory  to  Term  Agent,   including
copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

                  (c)......Control    Letters    from   (i)   all   issuers   of
uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.


          F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Term Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Term Agent, manually signed by each Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of any Prior Lender or relating to the Prior Lender Obligations.

          G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights or Patents, as applicable, all in form and substance satisfactory to Term Agent, together with all instruments, documents and agreements executed pursuant thereto.

          H. Subsidiary Guaranties. Guaranties executed by and each direct and indirect Subsidiary of VSC that is not a Borrower in favor of Term Agent for the benefit of Lender Group.

          I. Initial Notices of Revolving Credit Advance and SCIL Loan Advance. Duly executed originals of a Notice of Revolving Credit Advance and Notice of SCIL Loan Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance and the initial SCIL Loan Advance to be requested by Borrower Representative on the Closing Date.

          J. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Term Agent with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance and the initial SCIL Loan Advance.

          K. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Term Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed blocked account and lock box agreements, satisfactory to Term Agent, with the banks as required by Annex C.

          L. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

          M. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or equivalent Person as being in full force and effect without any modification or amendment.

          N. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or equivalent Person as being true, accurate, correct and complete.

          O. Opinions of Counsel. Duly executed originals of opinions of Piper Marbury Rudnick & Wolfe LLP, counsel for the Credit Parties, together with any local counsel opinions requested by Term Agent, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to each Agent and each Lender and to include in such opinion an express statement to the effect that Lender is authorized to rely on such opinion.

          P. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

          Q. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agents and Lenders in accordance with
Section 4.2, and a letter from such auditors acknowledging each Agent's and each Lender's reliance on the auditor's certification of past Financial Statements.

          R. Appointment of Agent for Service. An appointment of Corporation Service Company as each Credit Party's agent for service of process.

          S. Officer's Certificate. Term Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Accounting Officer of Borrower Representative, dated the Closing Date, stating that, since June 30, 1999 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

          T. Waivers. Term Agent shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Term Agent, in each case as required pursuant to Section 5.9.

          U. Mortgages. Mortgages covering all of the Real Estate (the "Mortgage Properties") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Term Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Term Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor Term Agent for the benefit of Lender Group (or in favor of such other trustee as may be required or desired under local law); and
(c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Term Agent. V. Subordination and Intercreditor Agreements. Term Agent shall have received any and all subordination or intercreditor agreements, all in form and substance reasonably satisfactory to Term Agent, in its sole discretion, as Term Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party, including, without limitation, the Subordinated Notes.

          W. Environmental Reports. Term Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASCM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Term Agent, in its sole discretion; and Term Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Term Agent shall have requested, and Term Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Term Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Term Agent, authorizing Agents and Lender to rely on such reports.

          X. Appraisals. Term Agent shall have received appraisals as to all Equipment, each of which shall be in form and substance satisfactory to Term Agent.

          Y. Audited Financials; Financial Condition. Term Agent shall have received Borrowers' final audited Financial Statements for the Fiscal Year ended June 30, 1999, audited by Ernst & Young LLP, and Borrowers unaudited Financial Statements for the Fiscal Quarter ended December 31, 1999. Each Borrower shall have provided Term Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections and Fair Salable Balance Sheet with respect to such Borrower certified by the Chief Financial Officer of Borrower Representative, in each case in form and substance satisfactory to Term Agent, and Term Agent shall be satisfied, in its sole discretion, with all of the foregoing. Term Agent shall have further received a certificate of the Chief Executive Officer or the Chief Financial Officer of Borrower Representative, based on such Pro Forma and Projections, to the effect that (a) each Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of each such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower Representative believes to be reasonable and fair in light of current conditions and current facts known to Borrower Representative and, as of the Closing Date, reflect Borrower Representative's good faith and reasonable estimates of it the future financial performance and of the other information projected therein for the period set forth therein; (d) the Fair Salable Balance Sheet was prepared on the same basis as the Pro Forma, except that each Borrowers' assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrowers stated at the reasonably estimated present values thereof; and (e) containing such other statements with respect to the solvency of each such Borrower and matters related thereto as Term Agent shall request.

          Z. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Term Agent may, in its sole discretion, request.
                                       E-3

                            ANNEX E (Section 4.1(a))

                                       to

                                CREDIT AGREEMENT

                  FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

                  Borrowers shall deliver or cause to be delivered to Term Agent the following:

                  (a)......Monthly  Financials.  Within 30 days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Accounting Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited statements of income for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (ii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. The certification of the Chief Accounting Officer of Borrower Representative shall be that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments); and (ii) any other information presented is true, correct and complete in all material respects, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

                  (b)......Quarterly Financials. Within 45 days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Accounting Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Accounting Officer of Borrower Representative that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Lender, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

                  (c)......Operating  Plan. As soon as available,  but not later than 30 days after the end of each Fiscal Year, an annual operating plan for each Borrower, approved by the Board of Directors of such Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include quarterly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Net Borrowing Availability projections ,all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

                  (d)......Annual Audited Financials.  Within 120 days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Lender. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Accounting Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

                  (e)......Management  Letters.  Within five Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

                  (f)......Default  Notices. As soon as practicable,  and in any event within five Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

                  (g)......SEC  Filings and Press Releases.  Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

                  (h)......Subordinated  Debt  and  Equity  Notices.  As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

                  (i)......Supplemental Schedules.  Supplemental disclosures, if any, required by Section 5.6 of the Agreement;

                  (j)......Litigation.  Promptly upon learning thereof,  written notice of any Litigation  commenced or threatened  against any Credit Party that
(i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

                  (k)......Insurance Notices. Disclosure of losses or casualties required by Section 5.4 of the Agreement;

                  (l)......Lease  Default  Notices.  Copies  of (i)  any and all
default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents relating to such leased locations or public warehouses or otherwise in respect of the Collateral as Term Agent may request in its reasonable discretion; and

                  (m)......Lease  Amendments.  To  Term  Agent,  copies  of  all material amendments to real estate leases specify real estate leases of particular concern.

                  (n)......Other  Documents.  Such  other  financial  and  other information respecting any Credit Party's business or financial condition as Term Agent shall, from time to time, request.

                            ANNEX F (Section 4.1(b))

                                       to

                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrowers shall deliver or cause to be delivered to Applicable Agent the following:

                  (a)......Upon  either Term  Agent's  request,  and in no event less frequently than five Business Days after the end of each Fiscal Month with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by either Agent in its reasonable discretion.

                  (b)......At  the  time of  delivery  of  each  of the  monthly
Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

                  (c)......At  the time of delivery of each of the  quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

                  (d)......Each  Borrower, at its own expense,  shall deliver to
Revolver Agent the results of each physical verification, if any, which such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, each Borrower shall, upon the request of Revolver Agent, conduct, and deliver the results of, such physical verifications as Revolver Agent may require);

                  (e)......Each  Borrower, at its own expense,  shall deliver to either Agent such appraisals of its assets as either Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to either Agent; and

                  (f)......Such  other reports,  statements and  reconciliations with respect to the Collateral of any or all Credit Parties as either Agent shall from time to time request in its reasonable discretion.

                                       G-4


                             ANNEX G (Section 6.10)

                                       to

                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a)......Maximum  Capital  Expenditures.  Borrowers  and their
Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period Maximum Capital Expenditures per Period Each Fiscal Year commencing with the Fiscal Year ending $6,000,000 March 31, 2000.

                  (b)......Minimum  Fixed Charge Coverage  Ratio.  Borrowers and
their Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for (i) the Fiscal
Quarter ended June 30, 2000, the 3 month period then ended; (ii) the Fiscal Quarter ended September 30, 2000, the 6 month period then ended; (iii) the Fiscal Quarter ended December 31, 2000, the 9 month period then ended; and (iv) each fiscal Quarter thereafter, the 12-month period then ended, in each case of not less than 1.00 to 1.00.

                  (c)......Minimum EBITDA. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

Measurement Period Ending                                    EBITDA
-------------------------                                    ------
June 30, 2000                                                $13,693,000
September 30, 2000                                           $14,131,000
December 31, 2000                                            $14,238,000
March 31, 2001                                               $14,344,000
June 30, 2001                                                $14,450,000
September 30, 2001                                           $14,556,000
December 31, 2001                                            $14,663,000
June 30, 2002                                                $14,875,000
September 30, 2002                                           $14,981,000
December 31, 2002                                            $15,088,000
March 31, 2003                                               $15,194,000
June 30, 2003                                                $15,300,000
September 30, 2003                                           $15,529,000
December 31, 2003                                            $15,762,500
June 30, 2004                                                $16,000,000

The last day of each successive Fiscal Quarter $16,000,000, plus the cumulative sum of $250,000 commencing September 30, 2004, for each Fiscal Quarter that elapsed on the relevant date of determination since June 30, 2004.

                  (d)......Maximum   Leverage   Ratio.   Borrowers   and   their
Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

Measurement Period                                           Ratio
------------------                                           -----
June 30, 2000                                                4.0 to 1.0
September 30, 2000                                           3.7 to 1.0
December 31, 2000                                            3.6 to 1.0
March 31, 2001                                               3.7 to 1.0
June 30, 2001                                                3.5 to 1.0
September 30, 2001                                           3.4 to 1.0
December 31, 2001                                            3.2 to 1.0
June 30, 2002                                                3.1 to 1.0
September 30, 2002                                           3.0 to 1.0
December 31, 2002                                            2.8 to 1.0
March 31, 2003                                               2.9 to 1.0
June 30, 2003                                                2.6 to 1.0
September 30, 2003 and on the last day of                    2.5 to 1.0
each Fiscal Quarter thereafter

                  (f).......Minimum Interest Coverage Ratio. Borrowers and their
Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than the following:

June 30, 2000                                                2.9 to 1.0
September 30, 2000                                           2.9 to 1.0
December 31, 2000                                            2.9 to 1.0
March 31, 2001                                               3.0 to 1.0
June 30, 2001                                                3.0 to 1.0
September 30, 2001                                           3.1 to 1.0
December 31, 2001                                            3.1 to 1.0
March 31, 2002                                               3.2 to 1.0
June 30, 2002                                                3.3 to 1.0
September 30, 2002                                           3.3 to 1.0
December 31, 2002                                            3.4 to 1.0
March 31, 2003                                               3.5 to 1.0
June 30, 2003                                                3.6 to 1.0
September 30, 2003                                           3.7 to 1.0
December 31, 2003                                            3.8 to 1.0
March 31, 2004,                                              4.0 to 1.0


       And on the last day of each Fiscal Quarter thereafter unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers and Lender agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Lender and Borrowers agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Lender and Borrowers cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                             ANNEX H (Section 11.10)

                                       to

                                CREDIT AGREEMENT

NOTICE ADDRESSES

(A)      If to Term Agent, at

         General Electric Capital Corporation
         10 S. LaSalle, Suite 2800
         Chicago, Illinois  60603
         Attention:  Ann E. Naegele,
         Assistant Vice President-Risk Manager
         Telecopier:  (312) 419-4600
         Telephone:  (312) 419-4604

         and

         General Electric Capital Corporation
         401 Merritt Seven, 2nd Floor
         Norwalk, Connecticut  06856
         Attention: Counsel/Capital Funding, Inc.
         Attention:  David R. Huet, Esquire
         Telecopier:  (203) 703-1777
         Telephone:  (203) 357-3159

         with a copy to

         Stroock & Stroock & Lavan LLP
         2029 Century Park East, 16th Floor
         Los Angeles, California  90067-3086
         Attention:  Gregory A. Bray, Esquire
         Telecopier : (310) 556-5959
         Telephone : (310) 556-5831

(B)      If to Revolver Agent, at
         KeyBank National Association


         Attention: ----------------
         Telecopier ----------------
         Telephone: ----------------

(C)      If to any Borrower, to Borrower Representative at

         Video Services Corporation
         240 Pegasus Avenue
         Northvale, New Jersey  07647-1904
         Attention: Louis H. Siracusano
         Telecopier:  (201) 784-9779
         Telephone:  (201) 767-1000

         With a copy to:
         Piper Marbury Rudnick & Wolfe LLP
         1251 Avenue of the Americas
         New York, New York 10020
         Attention: James T. Seery, Esq.
         Telecopier:  (212) 835-6001
         Telephone:  (212) 835-6030